UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NIKE, Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MESSAGE FROM OUR
EXECUTIVE CHAIRMAN

To Our Shareholders:

At Nike, we know that victory on game day is enabled by the practice and preparation that precede it. Similarly, we know that growth is enabled by strong corporate governance. That is why the Board of Directors is committed to effective and independent oversight, transparency, and continuous improvement—because in business and in sport, there is no finish line.

Fiscal 2024 saw our Board membership continue to evolve. As part of our evergreen approach to Board refreshment, we are continually assessing Board composition to ensure that we maintain the right mix of experiences, attributes, and skills to effectively oversee and guide Nike. At the beginning of the fiscal year, Maria Henry joined the Board as an independent director, complementing and enhancing the Board with her strong experience, including across finance, global business, and governance. And at the end of the fiscal year, Alan Graf, Jr., announced that he will not be standing for re-election this year. We have deeply valued Alan's many contributions to the Board over more than 20 years of service, including his unique insights and perspective and his leadership, most recently as Chair of the Audit & Finance Committee. We will miss him, but know that we remain well-positioned to oversee Nike's next steps thanks to our evergreen refreshment process.

As we look ahead to those next steps, Nike continues to engage with shareholders. The Board deeply values shareholder feedback and incorporates that feedback into our discussions and decision making. And we are pleased that, during fiscal 2024 engagements, shareholders recognized and responded positively to our responsiveness to feedback on governance, while continuing the dialogue.

We are pleased to invite you to attend the Annual Meeting of Shareholders of NIKE, Inc. to be held virtually on Tuesday, September 10, 2024, at 9:00 A.M. Pacific Time. Whether or not you plan to attend, the prompt execution and return of your proxy card will ensure that your shares are represented at the meeting. Thank you for your continued support.

Sincerely,
"In business and in sport, there is no finish line."

MARK PARKER, EXECUTIVE CHAIRMAN
July 25, 2024

1 NIKE, INC.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO THE SHAREHOLDERS OF NIKE, INC.
You are cordially invited to the 2024 Annual Meeting of Shareholders (the "Annual Meeting") of NIKE, Inc., an Oregon corporation ("NIKE" or the "Company"):

DATE AND TIME: Tuesday, September 10, 2024, at 9:00 A.M. Pacific Time	LOCATION: This year's meeting will be a virtual Annual Meeting at www.virtualshareholdermeeting.com/NKE2024
ITEMS OF BUSINESS:

PROPOSAL		PAGE REFERENCE
1To elect the 12 directors named in the accompanying proxy statement for the ensuing year.		Page 4
Class A Will elect nine directors.	Class B Will elect three directors.
Holders of Class A Stock and holders of Class B Stock will vote together as one class on all other proposals.
2To approve executive compensation by an advisory vote.		Page 28
3To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.		Page 55
4To consider a shareholder proposal regarding supplemental pay equity disclosure, if properly presented at the meeting.		Page 57
5To consider a shareholder proposal regarding a supply chain management report, if properly presented at the meeting.		Page 60
6To consider a shareholder proposal regarding worker-driven social responsibility, if properly presented at the meeting.		Page 63
7To consider a shareholder proposal regarding environmental targets, if properly presented at the meeting.		Page 65
8To consider a shareholder proposal regarding a divisive partnerships congruency report, if properly presented at the meeting.		Page 67
9To transact such other business as may properly come before the meeting.
The Annual Meeting will be held in a virtual format only. We are continuing to use this format because, based on the success of our last three annual meetings, we believe it provides greater accessibility, encourages broader shareholder participation, and helps reduce costs, while still allowing us to provide shareholders the same rights and opportunities to participate as an in-person meeting. Shareholders of record at the close of business on July 10, 2024, the record date fixed by the Board of Directors, may attend the Annual Meeting, vote, and submit questions in advance of and during the meeting. To attend, vote at, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/NKE2024 and enter the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, voting instructions form, or proxy card. Questions may be submitted in advance of the Annual Meeting by visiting www.proxyvote.com and entering your 16-digit control number.
By Order of the Board of Directors,

Mary Hunter
Vice President, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on September 10, 2024. The proxy statement and NIKE, Inc.'s 2024 Annual Report to Shareholders are available online at www.investorvote.com or www.proxyvote.com, for registered and beneficial owners, respectively.

2024 PROXY STATEMENT 2

3 NIKE, INC.

CORPORATE GOVERNANCE

PROPOSAL 1 ELECTION OF DIRECTORS

A board of 12 directors will be elected at the Annual Meeting. Each elected director will hold office until the next annual meeting of shareholders and until their successor is elected and qualified. All of the nominees were elected at the 2023 annual meeting of shareholders.
Ms. Cathleen Benko, Mr. John Rogers, Jr., and Mr. Robert Swan are nominated by the Board of Directors (the "Board") for election by the holders of NIKE's Class B Common Stock ("Class B Stock"). The other nine nominees are nominated by the Board for election by the holders of NIKE's Class A Common Stock ("Class A Stock").
Under Oregon law and our Bylaws, if a quorum of each class of shareholders is present at the Annual Meeting, the nine director nominees who receive the greatest number of votes cast by holders of Class A Stock and the three director nominees who receive the greatest number of votes cast by holders of Class B Stock will be elected as directors. Withheld votes and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the election of each of the nominees listed below. If any nominee becomes unable to serve, the holders of the proxies may, in their discretion, vote the shares for a substitute nominee or nominees designated by the Board.
The Bylaws and the Corporate Governance Guidelines of the Company provide that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from their election than votes "for" such election shall tender their resignation for consideration by the Corporate Responsibility, Sustainability & Governance Committee. The committee will then recommend to the Board the action to be taken with respect to the resignation, and the Board will publicly disclose its decision with respect to such resignation within 90 days after the certification of the election results.
Background information on the nominees as of July 25, 2024, including certain of the attributes that led to their selection, appears below. The Board and the Corporate Responsibility, Sustainability & Governance Committee has determined that each director meets the qualification standards described below under "NIKE, Inc. Board of Directors—Director Nominations". In addition, while the Board believes that each director nominee is individually qualified to make unique and substantial contributions to the Board, the Board firmly believes that the experience, attributes, and skills of any single director nominee should not be viewed in isolation, but rather in the context of the experience, attributes, and skills that all director nominees bring to the Board as a whole, each of which contributes to the function of an effective Board.

BOARD RECOMMENDATION
The Board of Directors recommends that the Class A Shareholders vote FOR the election to the Board of Directors of each of the applicable nominees listed below.	The Board of Directors recommends that the Class B Shareholders vote FOR the election to the Board of Directors of each of the applicable nominees listed below.

2024 PROXY STATEMENT 4

NIKE, INC. BOARD OF DIRECTORS
BOARD OVERVIEW
Our director nominees consist of 12 individuals selected on the basis of numerous criteria, including experience and achievements, fields of significant knowledge, good character, sound judgment, and diversity. We view the effectiveness of our Board both through an individual and collective lens and believe that our Board is optimized to support and guide the Company.

DIVERSITY	AGE	TENURE

BOARD SKILLS, EXPERIENCES, AND QUALIFICATIONS

DIVERSITY 7/12
Gender, racial, or ethnic diversity adds a range of perspectives and expands our Board's understanding of the needs and viewpoints of consumers, employees, and other stakeholders worldwide.
FINANCIAL EXPERTISE 11/12 Financial expertise assists our Board in overseeing our financial statements, capital structure, and internal controls.
CEO EXPERIENCE 8/12
CEO experience brings leadership qualifications and skills that help our Board to capably advise, support, and oversee our management team, including regarding our strategy to drive long-term value.

INTERNATIONAL 9/12
International exposure yields an understanding of diverse business environments, economic conditions, and cultural perspectives that informs our global business and strategy and enhances oversight of our multinational operations.

DIGITAL/TECHNOLOGY 6/12
Digital and technology experience helps our Board oversee cybersecurity and advise our management team as we seek to enhance the consumer experience and further develop our multi-channel strategy.
RETAIL INDUSTRY 7/12 Retail experience brings a deep understanding of factors affecting our industry, operations, business needs, and strategic goals.

MEDIA 2/12 Media experience provides our Board with insight about connecting with consumers and other stakeholders in a timely and impactful manner.	ACADEMIA 1/12 Academia provides organizational management experience and knowledge of current issues in academia and thought leadership.	HR/TALENT MANAGEMENT 8/12 HR and talent management experience assists our Board in overseeing executive compensation, succession planning, and employee engagement.	GOVERNANCE 8/12 Public company board experience provides insight into new and best practices which informs our commitment to excellence in corporate governance.

CORPORATE GOVERNANCE HIGHLIGHTS
✓ 9 out of 12 director nominees are independent
✓ All directors are elected annually
✓ Separate Chair, CEO, and Lead Independent Director positions with clearly defined roles
✓ "Evergreen" approach to Board refreshment, with 4 new independent directors added in the last 5 years and a mix of short-, medium-, and long-tenured directors to balance fresh perspectives and Company-specific experience
✓ All director nominees are selected by the Board and the Corporate Responsibility, Sustainability & Governance Committee based on robust qualification standards, and individually and collectively provide the Board with unique skills and perspectives that are relevant to the Company's business and strategic objectives
✓ Retirement policy generally requires that directors do not stand for election after reaching the age of 72
✓ Each director nominee is in compliance with our overboarding policy (as set forth in our Corporate Governance Guidelines)

5 NIKE, INC.

NOMINEES FOR ELECTION BY CLASS A SHAREHOLDERS
TIMOTHY COOK, LEAD INDEPENDENT DIRECTOR

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
63	2005	Compensation, Chair	Apple Inc.	Nike Air Max 270, Nike Pegasus, and Nike Tech Pack
SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

INTERNATIONAL

Mr. Cook is the Company's Lead Independent Director and is the Chief Executive Officer of Apple Inc. ("Apple").
•Mr. Cook joined Apple in March 1998 as Senior Vice President of Worldwide Operations and also served as its Executive Vice President, Worldwide Sales and Operations and Chief Operating Officer.
•Mr. Cook was Vice President, Corporate Materials for Compaq Computer Corporation from 1997 to 1998.
•Previous to his work at Compaq, Mr. Cook served in the positions of Senior Vice President Fulfillment and Chief Operating Officer of the Reseller Division at Intelligent Electronics from 1994 to 1997.
•Mr. Cook also worked for International Business Machines Corporation from 1983 to 1994, most recently as Director of North American Fulfillment.
Mr. Cook is a member of the Board of Directors of Apple. In addition to this public company board service, he is also a member of the Board of Directors of the National Football Foundation and Duke University Board of Trustees.

2024 PROXY STATEMENT 6

JOHN DONAHOE II

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
64	2014	Executive	None	Nike Air Max DN
SKILLS, EXPERIENCES AND QUALIFICATIONS

		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

INTERNATIONAL

Mr. Donahoe is the Company's President and Chief Executive Officer, and has been a director since 2014.
•From 2017 to 2019, Mr. Donahoe served as President and Chief Executive Officer of ServiceNow, Inc. ("ServiceNow"), provider of enterprise cloud computing services for global enterprises.
•From 2008 to 2015, Mr. Donahoe served as President and Chief Executive Officer of eBay, Inc. ("eBay"), provider of the global eBay.com online marketplace and PayPal digital payments platform.
•Mr. Donahoe joined eBay in 2005 as President of eBay Marketplaces, responsible for eBay's global e-Commerce businesses.
•Prior to joining eBay, Mr. Donahoe was the Chief Executive Officer and Worldwide Managing Director of Bain & Company from 1999 to 2005, and a Managing Director from 1992 to 1999.
Mr. Donahoe served on the Board of Directors of PayPal Holdings, Inc. from July 2015 to July 2024, ServiceNow from March 2017 to June 2020, and Intel Corporation from March 2009 to May 2017.

7 NIKE, INC.

THASUNDA DUCKETT

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
51	2019	Corporate Responsibility, Sustainability & Governance	None	Nike Air Force 1, Nike Pegasus, and Air Jordan
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	FINANCIAL EXPERTISE	CEO EXPERIENCE

		RETAIL INDUSTRY	HR/TALENT MANAGEMENT

Ms. Duckett is President and Chief Executive Officer of the Teachers Insurance and Annuity Association of America ("TIAA"), a leading provider of financial services in the academic, research, medical, cultural, and governmental fields.
•Prior to joining TIAA, Ms. Duckett was Chief Executive Officer of Chase Consumer Banking at JPMorgan Chase & Co. ("JPMorgan Chase") from 2016 to 2021. Before that appointment, Ms. Duckett was appointed to various management positions at JPMorgan Chase, including:
•From 2013 to 2016, Ms. Duckett served as the Chief Executive Officer of Chase Auto Finance, and
•From 2004 to 2013, Ms. Duckett held multiple management and consumer lending roles.
•Prior to joining JPMorgan Chase, Ms. Duckett was Director of Emerging Markets at the Federal National Mortgage Association, or Fannie Mae.
Ms. Duckett is Chair of the Otis and Rosie Brown Foundation and serves on the Board of Directors of Brex, National Medal of Honor Museum, and the Robert F. Kennedy Human Rights. She also serves on the Board of Trustees for Sesame Workshop.

2024 PROXY STATEMENT 8

MÓNICA GIL

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
52	2022	Compensation	None	Air Jordan 1, Nike Motiva, Nike Alphafly, Nike Air Max, Nike Pegasus, and Nike Pro Leggings
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	INTERNATIONAL	MEDIA

		HR/TALENT MANAGEMENT

Ms. Gil is Chief Administrative and Marketing Officer, NBCUniversal Telemundo Enterprises ("Telemundo") for Comcast Corp.
•Prior to her current role, Ms. Gil served as Chief Marketing Officer, Telemundo from 2018 until 2020, and as Executive Vice President, Telemundo, managing Communications and Corporate Affairs and Human Resources from 2017 until 2018.
•Prior to joining Telemundo, Ms. Gil served as Senior Vice President and General Manager, Multicultural Growth and Strategy of the Nielsen Company ("Nielsen") from 2014 until 2017.
•Ms. Gil joined Nielsen in 2005 as Vice President, Communications and was subsequently promoted in 2009 to Senior Vice President, Public Affairs and Government Relations.
•Previously, Ms. Gil served as Senior Vice President for Greer, Margolis, Mitchell and Burns from 2004 until 2005.
•She also served as Director of Public Affairs and Community Outreach for Telemundo Communications Group, Inc., Los Angeles, from 2001 to 2004.
Ms. Gil is a member of the Board of Directors of the National Women's History Museum.

9 NIKE, INC.

MARIA HENRY

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
57	2023	Audit & Finance	General Mills, Inc. and NextEra Energy, Inc.	Nike Invincible, Jordan ADG Golf shoes, and Nike Zenvy leggings
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	FINANCIAL EXPERTISE	INTERNATIONAL

		DIGITAL/TECHNOLOGY	RETAIL INDUSTRY	GOVERNANCE

Ms. Henry is the former Chief Financial Officer of Kimberly-Clark Corporation ("Kimberly-Clark"), a position she held from 2015 to April 2022 and served as Executive Vice President and Senior Advisor from April 2022 until her retirement in September 2022.
•Prior to joining Kimberly-Clark, she was Executive Vice President and Chief Financial Officer of The Hillshire Brands Company, formerly known as Sara Lee Corporation ("Sara Lee"), from 2012 to 2014. Ms. Henry was the Chief Financial Officer of Sara Lee's North American Retail and Foodservice business from 2011 to 2012.
•Prior to Sara Lee, she held various senior leadership positions in finance and strategy in three portfolio companies of Clayton, Dubilier, & Rice, most recently as Executive Vice President and Chief Financial Officer of Culligan International.
•Ms. Henry also held senior finance roles in several technology companies, and she began her career at General Electric.
Ms. Henry is a member of the Board of Directors of General Mills, Inc. and NextEra Energy, Inc. She served on the Board of Directors of Kimberly-Clark de México from February 2016 to March 2022.

2024 PROXY STATEMENT 10

PETER HENRY

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
54	2018	Audit & Finance	Citigroup Inc. and Analog Devices, Inc.	Nike Epic React
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	INTERNATIONAL	GOVERNANCE

		FINANCIAL EXPERTISE	ACADEMIA

Dr. Henry is the Class of 1984 Senior Fellow at Stanford University's Hoover Institution, Senior Fellow at Stanford's Freeman Spogli Institute for International Studies, and Dean Emeritus of New York University's Leonard N. Stern School of Business ("Stern").
•Dr. Henry assumed the Deanship of Stern in January 2010 and served through December 2017.
•Prior to joining Stern, Dr. Henry was the Konosuke Matsushita Professor of International Economics at the Stanford University Graduate School of Business.
•In June 2009, President Obama appointed Dr. Henry to the President's Commission on White House Fellowships.
•In 2008, Dr. Henry led Barack Obama's Presidential Transition Team in its review of international lending agencies such as the IMF and the World Bank.
Dr. Henry is a member of the Board of Directors of Citigroup Inc. and Analog Devices, Inc. In addition to this public company board service, he also serves on the Board of Directors of the National Bureau of Economic Research and the Economic Club of New York and serves on the Advisory Board for Protiviti and Biospring Partners. Dr. Henry is a member of the Council of Foreign Relations and the Economic Advisory Panel of the Federal Reserve Bank of New York. Dr. Henry served on the Board of Directors of General Electric from July 2016 to April 2018 and Kraft Foods Group, Inc. and its predecessor, Kraft Foods Inc., from May 2011 to July 2015.

11 NIKE, INC.

TRAVIS KNIGHT

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
50	2015	Executive	None	Nike Pegasus
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	CEO EXPERIENCE	MEDIA

Mr. Knight is the President and Chief Executive Officer of the animation studio, LAIKA, LLC ("LAIKA"), which specializes in feature-length films.
•Mr. Knight has been involved in all principal creative and business decisions at LAIKA since its founding in 2003, serving in successive management positions as Lead Animator, Vice President of Animation, and then as President and Chief Executive Officer in 2009.
•Mr. Knight was Producer and Director of the feature film Kubo and the Two Strings (2017) which was nominated for an Academy Award and winner of the BAFTA award for Best Animated Film.
•Mr. Knight has served as Producer and Lead Animator on Academy Award-nominated feature-length films The Boxtrolls (2014) and ParaNorman (2012), for which he won an Annie Award for Outstanding Achievement in Character Animation, and Lead Animator for Coraline (2009).
•Prior to his work at LAIKA, Mr. Knight held various animation positions at Will Vinton Studios from 1998 to 2002, and as a stop-motion animator for television series, commercials, and network promotions. He has been recognized for his work on the Emmy Award-winning stop-motion animated television series The PJs.
Mr. Knight serves on the Board of Directors of LAIKA. He is the son of NIKE's co-founder, Mr. Philip Knight, who currently serves as Chairman Emeritus. In addition to his skills and qualifications described above, Mr. Travis Knight was selected to serve on the Board because he has a significant role in the management of the Class A Stock owned by Swoosh, LLC, strengthening the alignment of the Board with the interests of NIKE shareholders.

2024 PROXY STATEMENT 12

MARK PARKER, EXECUTIVE CHAIRMAN OF THE BOARD

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
68	2006	Executive, Chair	The Walt Disney Company	Nike Pegasus, Nike Air Max, and Nike React Infinity Run
SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	INTERNATIONAL	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

Mr. Parker is Executive Chairman of the Company's Board of Directors. He served as President and Chief Executive Officer of the Company from 2006 to January 2020.
•Mr. Parker has been employed by NIKE since 1979 with primary responsibilities in product research, design and development, marketing, and brand management.
•Mr. Parker was appointed:
•President and Chief Executive Officer in 2006,
•President of the NIKE Brand in 2001,
•Vice President of Global Footwear in 1998,
•General Manager in 1993,
•Corporate Vice President in 1989, and
•Divisional Vice President in charge of product development in 1987.
Mr. Parker is Chairman of the Board of Directors of The Walt Disney Company. In addition to his skills and qualifications described above, Mr. Parker was selected to serve on the Board because the experience gained while serving as the Company's Chief Executive Officer makes his position as Executive Chairman of the Board instrumental.

13 NIKE, INC.

MICHELLE PELUSO

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
52	2014	Corporate Responsibility, Sustainability & Governance, Chair	None	Nike Dunk Low, Nike Air Max 97, Nike Go leggings, and Serena Williams Collection
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	INTERNATIONAL	HR/TALENT MANAGEMENT

		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	GOVERNANCE

		CEO EXPERIENCE	RETAIL INDUSTRY

Ms. Peluso is Executive Vice President and Chief Customer and Experience Officer for CVS Health. She leads the approach in defining unparalleled patient and consumer experiences to improve the health and wellbeing of the over 100 million people CVS Health serves. She also focuses on enhancing every consumer interaction within the service centers, leveraging cutting-edge technology to drive efficiency and deliver exceptional service and satisfaction. Additionally, Ms. Peluso leads the brand and marketing efforts, strengthening CVS Health’s connection with consumers across America.
•Prior to her current role, Ms. Peluso served as the Executive Vice President and Chief Customer Officer, CVS Health, and co-President, Pharmacy and Consumer Wellness. She was responsible for orchestrating the enterprise consumer experience, leading the front store business, bringing innovation into everyday health and wellness, and connecting retail consumers to the broader health assets of CVS Health.
•Prior to joining CVS Health, Ms. Peluso was Senior Vice President, Digital Sales and Chief Marketing Officer at IBM from 2016 to 2021. She oversaw marketing, digital sales, client experience, and the commercial business, globally.
•Prior to her work at IBM, Ms. Peluso served as Chief Executive Officer of online shopping destination Gilt Groupe, Inc. ("Gilt") from 2013 until its sale to Hudson's Bay Company in February 2016 and was on Gilt's Board of Directors from 2009 to 2016.
•From 2009 to 2013, Ms. Peluso served as Global Consumer Chief Marketing and Internet Officer of Citigroup Inc.
•From 2002 to 2009, Ms. Peluso held senior management positions at Travelocity.com LP ("Travelocity"), being appointed Chief Operating Officer in March 2003, and President and Chief Executive Officer in December 2003.
•Prior to joining Travelocity, in 1999 Ms. Peluso founded Site59, an online travel site, serving as its Chief Executive Officer until its acquisition by Travelocity in 2002.
Ms. Peluso is a member of the Board of Directors at the Ad Council and is on the Executive Council of the Board of Directors of the Association of National Advertisers.

BOARD RECOMMENDATION
The Board of Directors recommends that the Class A Shareholders vote FOR the election to the Board of Directors of each of the nominees above.

2024 PROXY STATEMENT 14

NOMINEES FOR ELECTION BY CLASS B SHAREHOLDERS
CATHLEEN BENKO

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
66	2018	Compensation	SolarWinds Corporation	Nike Air Max and Nike Air VaporMax
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	INTERNATIONAL	HR/TALENT MANAGEMENT

		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY

Ms. Benko is a former Vice Chairman and Managing Principal of Deloitte LLP ("Deloitte"), an organization that, through its subsidiaries and network of member firms, provides audit, consulting, tax, and advisory services to clients globally. During her nearly 30-year career with Deloitte, Ms. Benko held many leadership roles, several concurrent with her appointment as Vice Chairman and Managing Principal in 2011.
•From 2015 to 2018, Ms. Benko served as Senior Partner working within the firm's "Digital Giants" practice where she was the senior advisory partner for several digital-native companies.
•From 2010 to 2014, Ms. Benko served as Chief Digital, Brand, and Communications Officer.
•Previous to her role as Chief Digital, Brand, and Communications Officer, Ms. Benko held multiple technology and talent management roles, including serving as the company's first Vice Chairman and Chief Talent Officer from 2006 to 2010, its Chief Inclusion Officer from 2008 to 2010, and as Managing Principal, Initiative for the Retention and Advancement of Women, from 2003 to 2009.
•Ms. Benko led Deloitte's technology sector from 2003 to 2007 and was previously Deloitte's first Global e-Business Leader, a position she held from 1998 to 2002.
Ms. Benko is a member of the Board of Directors of SolarWinds Corporation. In addition to this public company board service, she also holds board positions at nonprofits Stanford Institute for Research in the Social Sciences, the International Women's Forum, Santa Clara University's Markkula Center of Applied Ethics, Life Skills for Soldiers, and the National Association of Corporate Directors. She is also on the board of WorkBoard, a privately-held company. Ms. Benko is chair of Harvard Business School/NC's Advisory Council.

15 NIKE, INC.

JOHN ROGERS, JR.

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
66	2018	Corporate Responsibility, Sustainability & Governance	The New York Times Company and Ryan Specialty Group Holdings, Inc.	Nike KD and Nike LeBron Basketball Shoes
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	CEO EXPERIENCE	GOVERNANCE

		FINANCIAL EXPERTISE

Mr. Rogers is Chairman, Co-Chief Executive Officer, and Chief Investment Officer of Ariel Investments, LLC, a privately-held money management firm he founded in 1983, which serves individual and institutional investors through its mutual funds and separate accounts. Mr. Rogers is a Trustee of Ariel Investment Trust, the investment company consisting of the five mutual funds his firm manages.
•In 2008, Mr. Rogers was awarded Princeton University's highest honor, the Woodrow Wilson Award, presented each year to the alumnus whose career embodies a commitment to national service.
•Mr. Rogers served as co-chair for the Presidential Inaugural Committee 2009.
Mr. Rogers is a member of the Board of Directors of The New York Times Company and Ryan Specialty Group Holdings, Inc. In addition to this public company board service, he also serves as trustee of the University of Chicago; a member of the Board of Directors of the Barack Obama Foundation, the Robert F. Kennedy Human Rights, and the National Association of Basketball Coaches (NABC) Foundation, Inc.; and a life trustee of the Chicago Symphony Orchestra. Mr. Rogers served on the Board of Directors of McDonald's Corporation from May 2003 to May 2023 and Exelon Corporation from October 2000 to April 2019.

2024 PROXY STATEMENT 16

ROBERT SWAN

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
64	2022	Audit & Finance*	Micron Technology, Inc.	Nike Pegasus
SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

INTERNATIONAL

* Mr. Swan will serve as Chair of the Audit & Finance Committee beginning August 1, 2024.
Mr. Swan has been an Operating Partner at Andreessen Horowitz since 2021.
•Prior to his current role, Mr. Swan served as the Chief Executive Officer and a member of the Board of Directors of Intel Corp. ("Intel") from 2019 to 2021. Before that appointment, he was appointed to various management positions at Intel, including:
•Interim Chief Executive Officer and Chief Financial Officer from 2018 until 2019 and Chief Financial Officer from 2016 until 2019.
•Prior to joining Intel, Mr. Swan served as Operating Partner at General Atlantic LLC, a private equity firm, from 2015 to 2016.
•He also served as Senior Vice President, Finance and Chief Financial Officer of eBay Inc. ("eBay") from 2006 to 2015.
•Previously, Mr. Swan served as Chief Financial Officer of Electronic Data Systems Corporation, Chief Financial Officer of TRW Inc., as well as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of Webvan Group, Inc. Mr. Swan began his career in 1985 at General Electric, serving in numerous senior finance roles.
Mr. Swan is a member of the Board of Directors of Micron Technology, Inc. In addition to this public company board service, he is also a member of the Board of Directors of Flexport, the American Heart Association, and Kearney. Mr. Swan served on the Board of Commissioners of GoTo Group from December 2021 to June 2024, and on the Board of Directors of eBay from July 2015 to June 2023, Intel from January 2019 to February 2021, and Applied Materials, Inc. from March 2009 to September 2016.

BOARD RECOMMENDATION
The Board of Directors recommends that the Class B Shareholders vote FOR the election to the Board of Directors of each of the nominees above.

17 NIKE, INC.

INDIVIDUAL BOARD SKILLS MATRIX
The matrix below represents some of the key experiences, attributes, and skills that the Board has identified as particularly valuable to the oversight of the Company, and illustrates how the director nominees individually and collectively represent them. While all of these qualifications were considered in connection with this year's director nomination process, the matrix does not encompass all of the experiences, attributes, and skills of the director nominees. The Board firmly believes that its highly qualified director nominees provide the Board with a diverse complement of skills, qualifications, and perspectives necessary for effective oversight.

EXPERIENCE, EXPERTISE, OR ATTRIBUTES	BENKO	COOK	DONAHOE	DUCKETT	GIL	M HENRY	P HENRY	KNIGHT	PARKER	PELUSO	ROGERS	SWAN
DIVERSITY Gender, racial, or ethnic diversity adds a range of perspectives and expands our Board's understanding of the needs and viewpoints of consumers, employees, and other stakeholders worldwide.	✓			✓	✓	✓	✓			✓	✓
FINANCIAL EXPERTISE Financial expertise assists our Board in overseeing our financial statements, capital structure, and internal controls.	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓

CEO EXPERIENCE
CEO experience brings leadership qualifications and skills that help our Board to capably advise, support, and oversee our management team, including regarding our strategy to drive long-term value.
		✓	✓	✓				✓	✓	✓	✓	✓

INTERNATIONAL
International exposure yields an understanding of diverse business environments, economic conditions, and cultural perspectives that informs our global business and strategy and enhances oversight of our multinational operations.
	✓	✓	✓		✓	✓	✓		✓	✓		✓

DIGITAL/TECHNOLOGY
Digital and technology experience helps our Board oversee cybersecurity and advise our management team as we seek to enhance the consumer experience and further develop our multi-channel strategy.
	✓	✓	✓			✓				✓		✓
RETAIL INDUSTRY Retail experience brings a deep understanding of factors affecting our industry, operations, business needs, and strategic goals.		✓	✓	✓		✓			✓	✓		✓
MEDIA Media experience provides our Board with insight about connecting with consumers and other stakeholders in a timely and impactful manner.					✓			✓
ACADEMIA Academia provides organizational management experience and knowledge of current issues in academia and thought leadership.							✓
HR/TALENT MANAGEMENT HR and talent management experience assists our Board in overseeing executive compensation, succession planning, and employee engagement.	✓	✓	✓	✓	✓				✓	✓		✓
GOVERNANCE Public company board experience provides insight into new and best practices which informs our commitment to excellence in corporate governance.		✓	✓			✓	✓		✓	✓	✓	✓

2024 PROXY STATEMENT 18

DIRECTOR NOMINATIONS
The Board takes an "evergreen" approach to Board refreshment, cultivating relationships with top talent on an ongoing basis. The Corporate Responsibility, Sustainability & Governance Committee identifies potential director candidates through a variety of means, including recommendations from members of the Corporate Responsibility, Sustainability & Governance Committee or the Board, suggestions from Company management, and shareholder recommendations. The committee may, in its discretion, engage director search firms to identify candidates. Shareholders may recommend director candidates for consideration by the Corporate Responsibility, Sustainability & Governance Committee by submitting a written recommendation to the committee, c/o Corporate Secretary, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453. The recommendation should include the candidate's name, age, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in the Company's proxy statement and to serve as a director, if elected.
The Board has adopted qualification standards for the selection of non-management nominees for director, which can be found on our corporate website: http://investors.nike.com. As provided in these standards and the Company's Corporate Governance Guidelines, nominees for director are selected on the basis of, among other things, distinguished business experience or other non-business achievements; education; significant knowledge of international business, finance, marketing, technology, human resources, diversity, equity, and inclusion, law, or other fields which are complementary to, and balance the knowledge of, other Board members; a desire to represent and serve the interests of all shareholders; independence; good character; ethics; sound judgment; diversity; and ability to devote substantial time to discharge Board and committee responsibilities (including whether they are in compliance with the Board's overboarding policy).
The Corporate Responsibility, Sustainability & Governance Committee identifies qualified potential candidates without regard to their age, gender, race, national origin, sexual orientation, or religion. While the Board has no policy regarding Board member diversity, the Corporate Responsibility, Sustainability & Governance Committee considers and discusses diversity in selecting nominees for director and in the re-nomination of an incumbent director. The committee views diversity broadly to include, among other things, differences in backgrounds, qualifications, experiences, viewpoint, geographic location, education, skills and expertise (including financial, accounting, compliance, corporate social responsibility, public policy, cybersecurity, or other expertise relevant to service on the Board), professional and industry experience, and personal characteristics (including gender or gender identity, ethnicity/race, and sexual orientation). The Board believes that a variety and balance of perspectives on the Board results in more thoughtful and robust deliberations, and ultimately, better decisions.
In considering the re-nomination of an incumbent director, the Corporate Responsibility, Sustainability & Governance Committee reviews the director's overall service to the Company during his or her term, including the number of meetings attended, level of participation, and quality of performance, as well as any special skills, experience, or diversity that such director brings to the Board. All potential new director candidates, whether recommended by shareholders or identified by other means, are initially screened by the Chair of the Corporate Responsibility, Sustainability & Governance Committee, who may seek additional information about the background and qualifications of the candidate, and who may determine that a candidate does not have qualifications that merit further consideration by the full committee. With respect to new director candidates who pass the initial screening, the Corporate Responsibility, Sustainability & Governance Committee meets to discuss and consider each candidate's qualifications and potential contributions to the Board, and determines by majority vote whether to recommend such candidate to the Board. The final decision to either appoint a candidate to fill a vacancy between annual meetings or include a candidate on the slate of nominees proposed at an annual meeting is made by the Board.
As set forth in our Corporate Governance Guidelines, it is the general policy of the Board that directors will not stand for re‑election after reaching the age of 72.
DIRECTOR INDEPENDENCE
Pursuant to New York Stock Exchange ("NYSE") listing rules, in order for a director to qualify as "independent", the Board must affirmatively determine that the director has no material relationship with the Company. The Board affirmatively determined that commercial or charitable relationships below the following thresholds will not be considered material relationships that impair a director's independence: (1) if a NIKE director or immediate family member is an executive officer of another company that does business with NIKE and the annual sales to, or purchases from, NIKE are less than one percent of the annual revenues of the other company; and (2) if a NIKE director or immediate family member serves as an officer, director, or trustee of a charitable organization, and NIKE's contributions to the organization are less than one percent of that organization's total annual charitable receipts. After applying this categorical standard and the applicable NYSE independence standards, the Board has determined that the following directors who served during fiscal 2024—Cathleen Benko, Timothy Cook, Thasunda Duckett, Mónica Gil, Alan Graf, Jr., Maria Henry, Peter Henry, Michelle Peluso, John Rogers, Jr., and Robert Swan—have no material relationship with the Company and, therefore, are independent. Messrs. John Donahoe II, Travis Knight, and Mark Parker were not independent pursuant to NYSE rules. Messrs. Donahoe and Parker were not independent pursuant to NYSE rules because they were employed by the Company during fiscal 2024. Mr. Knight was not independent pursuant to NYSE rules because he is the son of

19 NIKE, INC.

NIKE's co-founder, Mr. Philip Knight, who received compensation in excess of the threshold set forth in applicable NYSE rules for his position as Chairman Emeritus. The compensation paid to Mr. Philip Knight is described in the section below titled "Additional Information—Transactions with Related Persons".
BOARD STRUCTURE AND RESPONSIBILITIES
The Board is currently composed of ten independent directors and three directors who are not independent under the NYSE listing rules. During fiscal 2024, there were four meetings of the Board and all of our directors attended at least 75 percent of the total number of meetings of the Board and committees on which he or she served. The Company encourages all directors to attend each annual meeting of shareholders, and all directors attended the 2023 annual meeting.
BOARD LEADERSHIP STRUCTURE
NIKE's governing documents provide the Board with flexibility to select the appropriate leadership structure of the Company. In determining the leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company's shareholders.
Effective January 2020, the Company separated the position of Chair of the Board from the position of President and CEO, although this is not a permanent policy of the Board. The Board believes this leadership structure is appropriate for the Company because it separates the leadership of the Board from the duties of day-to-day leadership of the Company. The Executive Chairman, Mr. Mark Parker, presides over meetings of the Board and shareholders. The President and CEO, Mr. John Donahoe II, is in charge of the general supervision, direction, and control of the business and affairs of the Company, subject to the overall direction and supervision of the Board and its committees.
Additionally, as part of the Board's commitment to strong independent Board leadership and oversight, the Board has adopted a policy requiring the appointment of a Lead Independent Director at any time when the Chair of the Board is not independent. The position of Lead Independent Director is entrusted with robust and clearly-defined duties, including:
•serving as a liaison between the Chair and the independent directors;
•approving the meeting agendas for the Board;
•advising the Chair regarding the sufficiency, quality, quantity, and timeliness of information provided to the Board;
•ensuring that meeting schedules permit sufficient time for discussion of all agenda items;
•providing consultation and direct communication with major shareholders, if requested;
•presiding at meetings of the Board at which the Chair is not present, including executive sessions; and
•performing other duties specified in the Lead Independent Director Charter.
In June 2022, the Board re-appointed Mr. Timothy Cook to serve as Lead Independent Director for a term of three years. Mr. Cook continues to serve as Lead Independent Director of the Company working in collaboration with Messrs. Parker and Donahoe.
The chairs of Board committees also play an active role in the leadership structure of the Board. The Corporate Responsibility, Sustainability & Governance Committee and the Board endeavor to select independent committee chairs who will provide strong leadership to guide the important work of the Board committees. Committee chairs work with the Company's senior executives to ensure the committees are discussing the key strategic risks and opportunities of the Company. In the absence of the Lead Independent Director, a presiding director is appointed to chair executive sessions of non-management directors (consisting of all directors other than Messrs. Parker and Donahoe). The position of presiding director is rotated among the chairs of the various Board committees, other than the Executive Committee. Executive sessions are regularly scheduled and held at least once each year.
Mr. Philip Knight, NIKE's co-founder, serves as Chairman Emeritus, with a standing invitation to attend meetings of the Board and its committees as a non-voting observer. The Board believes that it benefits from his valuable experience and insights.
For all of these reasons, the Board believes this leadership structure is optimal.
BOARD COMMITTEES
The Board's current standing committees are an Audit & Finance Committee; a Compensation Committee; a Corporate Responsibility, Sustainability & Governance Committee; and an Executive Committee. The Board may appoint other committees from time to time. Each standing committee has a written charter and all such charters, as well as the Company's Corporate Governance Guidelines, are available on the Company's corporate website, http://investors.nike.com, and will be provided in print

2024 PROXY STATEMENT 20

to any shareholder who submits a request in writing to NIKE Investor Relations, One Bowerman Drive, Beaverton, Oregon 97005-6453.
AUDIT & FINANCE COMMITTEE

MEMBERS: Alan Graf, Jr., Chair* Maria Henry Peter Henry Robert Swan* MEETINGS IN FY ’24: 12
ROLES AND RESPONSIBILITIES:
The Audit & Finance Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to:
•Matters involving the Company's accounting, auditing, financial reporting, and internal controls;
•Overseeing the Company's financial policies and activities;
•The integrity of the Company's financial statements and activities of the Company that may have a material impact on the financial position of the Company;
•Matters involving information security (including risks related to cyber security) and data protection;
•The Company's compliance with legal and regulatory requirements;
•The independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditor;
•The Company's risk assessment and risk management processes and practices; and
•Considering long-term financing options, long-range tax, financial regulatory and foreign currency issues facing the Company, and management's recommendations concerning capital deployment strategy, major capital expenditures, and material acquisitions or divestitures.
The Board has determined that each member of the Audit & Finance Committee meets all independence and financial literacy requirements applicable to audit committee members under the NYSE listing standards and applicable regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"). The Board has also determined that each of Mr. Graf, Ms. Henry, and Mr. Swan is an "audit committee financial expert" as defined in regulations adopted by the SEC.

*     Mr. Graf will not stand for re-election to the Board at the Annual Meeting. He will continue to serve as Chair of the Audit & Finance Committee until July 31, 2024, and Mr. Swan will serve as Chair of the Audit & Finance Committee beginning August 1, 2024.
COMPENSATION COMMITTEE

MEMBERS: Cathleen Benko Timothy Cook, Chair Mónica Gil MEETINGS IN FY ’24: 3
ROLES AND RESPONSIBILITIES:
The Compensation Committee discharges the Board's responsibilities regarding executive and director compensation and senior leadership succession and talent management, and its duties include the following:
•Evaluate the performance of the CEO and other executive officers, and review and approve their compensation;
•Administer and interpret the Company's equity compensation plans and executive incentive compensation plans;
•Review the succession plans and leadership development programs for the executive officer positions, including reviewing the Company's development and succession management efforts;
•Review and provide guidance to management regarding Company policies, programs, and practices related to talent management and development for executive officers and senior management; and
•Make recommendations to the Board regarding the compensation of directors.
The Board has determined that each member of the Compensation Committee meets all independence requirements applicable to compensation committee members under the NYSE listing standards.

21 NIKE, INC.

CORPORATE RESPONSIBILITY, SUSTAINABILITY & GOVERNANCE COMMITTEE

MEMBERS: Thasunda Duckett Michelle Peluso, Chair John Rogers, Jr. MEETINGS IN FY ’24: 4
ROLES AND RESPONSIBILITIES:
The Corporate Responsibility, Sustainability & Governance Committee sets the tone and pace for corporate governance and oversees our Purpose to move the world forward through the power of sport, with a focus on the three pillars of people, planet, and play. Its duties include the following:
•Review and evaluate NIKE's significant strategies, activities, policies, investments, and programs regarding social purpose, corporate responsibility, and sustainability;
•Provide oversight of management's efforts to ensure that the Company's dedication to sustainability is reflected in its business operations;
•Monitor the Company's progress towards its diversity, equity, and inclusion objectives and compliance with the Company's responsibilities as an equal opportunity employer;
•Review, evaluate, and make recommendations regarding the social, political, and environmental impact, trends, and issues in connection with the Company's business activities;
•Provide oversight of the Company's community and social impact efforts;
•Review transactions with related persons in accordance with the Company's policies;
•Oversee protection of the Company's corporate reputation and other matters of importance to the Company and its stakeholders;
•Identify individuals qualified to become Board members (consistent with the criteria approved by the Board) and recommend to the Board for approval the slate of Class A and Class B director nominees for election at each annual shareholder meeting;
•Review and make recommendations regarding the size, structure, composition, and leadership of the Board and its committees;
•Review and make recommendations regarding the Company's corporate governance framework; and
•Oversee the annual self-evaluations of the Board and its committees.
The Board has determined that each member of the Corporate Responsibility, Sustainability & Governance Committee meets all independence requirements applicable to nominating/corporate governance committee members under the NYSE listing standards.

EXECUTIVE COMMITTEE

MEMBERS: John Donahoe II Travis Knight Mark Parker, Chair MEETINGS IN FY ’24: 0
ROLES AND RESPONSIBILITIES:
The Executive Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board.
•In practice, the Executive Committee acts in place of the full Board only when emergency issues or scheduling conflicts make it difficult or impracticable to assemble the full Board.
•All actions taken by the Executive Committee must be reported at the next Board meeting, or as soon thereafter as practicable.
The Executive Committee held no formal meetings during fiscal 2024, but took action by unanimous written consent.

2024 PROXY STATEMENT 22

THE BOARD’S ROLE IN RISK OVERSIGHT
While the Company's management team is responsible for day-to-day management of the various risks facing the Company, the Board takes an active role in the oversight of the management of critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of NIKE's business strategy. The Board recognizes it is neither possible nor prudent to eliminate all risk. Purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its strategic objectives.

THE BOARD OF DIRECTORS
The Board implements its risk oversight function both as a whole and through committees, which play a significant role in carrying out risk oversight. While the Audit & Finance Committee is responsible for oversight of management's risk management policies, oversight responsibility for particular areas of risk is allocated among the Board committees according to the committee's area of responsibility as reflected in the committee charters.

BOARD COMMITTEES

The AUDIT & FINANCE COMMITTEE oversees risks related to the Company's financial statements, the financial reporting process, accounting, legal matters, investments, access to capital and capital deployment, currency risk and hedging programs, information security (including risks related to cybersecurity), and data protection. The committee oversees the internal audit function, reviews a risk-based plan of internal audits, and reviews a risk-based integrated audit of internal controls over financial reporting. The committee meets separately with the Vice President of Global Audit and Chief Risk Officer, representatives of the independent registered public accountants, and senior management.

The COMPENSATION COMMITTEE oversees risks associated with the Company's compensation philosophy and programs and executive succession and development.

The CORPORATE RESPONSIBILITY, SUSTAINABILITY & GOVERNANCE COMMITTEE oversees risks associated with corporate social purpose and company governance, including NIKE's Code of Conduct and its compliance programs, and the structure and performance of the Board and its committees. The committee also oversees protection of the Company's corporate reputation including issues that involve social and community engagement, workplace diversity, equity, and inclusion, and sustainability relating to the Company's products, its supply chain (including labor practices), and the environment.

EXECUTIVE LEADERSHIP TEAM
Each committee chair works with one or more senior executives assigned to assist the committee in: developing agendas for the year and for each meeting, paying particular attention to areas of business risk identified by management, Board members, internal and external auditors, and in their committee charter; and scheduling agenda topics, presentations, and discussions regarding business risks within their area of responsibility. At meetings, the committees discuss areas of business risk, the potential impact, and management's initiatives to manage business risk, often within the context of important business decisions. Through this process, key business risk areas are reviewed at appropriate times, with some topics reviewed on multiple occasions throughout the year. At every Board meeting, each committee chair provides a report to the full Board outlining the committee's discussions and actions, including those affecting the oversight of various risks.

The Company believes its leadership structure, discussed in detail above, further supports the risk oversight function of the Board. Strong directors chair the various committees involved in risk oversight, there is open communication between management and directors, and all directors are involved in the risk oversight function.
THE BOARD’S ROLE IN ESG OVERSIGHT
The Board takes an active role overseeing NIKE's commitment to, and progress on, environmental, social, and governance ("ESG") matters. The Board oversees ESG matters primarily through the Corporate Responsibility, Sustainability & Governance

23 NIKE, INC.

Committee. In addition to overseeing corporate governance (generally, the "G" in "ESG"), this committee also oversees the risks and opportunities associated with NIKE's Purpose to move the world forward through the power of sport, with a focus on the three pillars of people, planet, and play (generally, the "E" and "S" in "ESG"). The committee's responsibilities include reviewing and providing guidance to management regarding significant Purpose strategies, activities, policies, investments, and programs; reviewing the development of NIKE's five-year Purpose targets and long-term sustainability targets, and monitoring the Company's progress towards those targets; and reviewing and providing guidance to management regarding NIKE's annual Impact Report, which describes our progress towards our Purpose targets for our shareholders and other stakeholders. The Compensation Committee also plays a key role with respect to ESG by overseeing talent management and development for executive officers and senior management, including with respect to employee engagement and workplace diversity, equity, and inclusion. More information about Purpose, including NIKE's annual Impact Report, is available on the Impact section of our website.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
Shareholders or interested parties desiring to communicate directly with the Board or with any individual director may do so in writing addressed to the intended recipient or recipients, c/o Corporate Secretary, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453. The Office of the Corporate Secretary reviews all such communications and refers relevant correspondence directly to a director, as appropriate. In addition, the Office of the Corporate Secretary regularly summarizes for the Board all communications that relate to the functions of the Board or its committees or that otherwise warrant Board attention.

CODE OF CONDUCT
The NIKE Code of Conduct is available at the Company's corporate website, http://investors.nike.com, and will be provided in print without charge to any shareholder who submits a request in writing to NIKE Investor Relations, One Bowerman Drive, Beaverton, Oregon 97005-6453. The Code of Conduct applies to all of the Company's employees and directors, including our CEO and all other executive officers. The Code of Conduct provides that any waiver of the Code of Conduct for executive officers or directors may be made only by the Board or a committee of the Board. Any such waiver will be publicly disclosed, when required by law. The Company plans to disclose amendments to, and waivers from, the Code of Conduct on the Company's corporate website: http://investors.nike.com.
CAPITAL STRUCTURE
Since NIKE's initial public offering in 1980, the Company's articles of incorporation have provided for NIKE to have two classes of voting stock, consisting of the Class A Stock and the Class B Stock.
RIGHTS OF COMMON STOCK
The shares of Class A Stock and Class B Stock have identical voting and economic rights except that the holders of the Class A Stock and Class B Stock vote as separate classes for purposes of electing directors. Specifically, for as long as the number of outstanding shares of Class B Stock is between 25% and 87.5% of the total number of outstanding shares of Common Stock (as is currently the case), the holders of the Class B Stock, voting as a separate class, have the right to elect 25% of the Board (rounded up to the nearest whole number) and the holders of the Class A Stock, voting as a separate class, have the right to elect the remaining directors. If at any time the outstanding number of shares of Class A Stock is less than 12.5% of the total number of outstanding shares of Common Stock, then the Class B Stock, voting as a separate class, will continue to have the right to elect 25% of the Board (rounded up to the nearest whole number), but the Class A Stock and Class B Stock will vote together as a single class to elect the remaining directors. Outside of director elections, the Class A Stock and Class B Stock vote together on all other matters, with each Class A share and Class B share having one vote per share.
Because twelve directors will be elected at the Annual Meeting and the outstanding number of shares of Class B Stock is between 25% and 87.5% of the outstanding shares of Common Stock, the holders of the Class B Stock are entitled to elect three directors at the Annual Meeting and the holders of the Class A Stock are entitled to elect the remaining nine. For each other matter to be voted on at the Annual Meeting (including Proposals 2, 3, 4, 5, 6, 7, and 8), the Class A Stock and Class B Stock will vote together as a single class, each with one vote per share.

2024 PROXY STATEMENT 24

Each share of Class A Stock is convertible into one share of Class B Stock. Such conversion is solely at the option of the holder, and cannot be dictated by either the Company or the Board. The Class A Stock is currently primarily held by Swoosh, LLC, an entity that was formed by Mr. Philip Knight, NIKE's co-founder, in 2015 to hold the majority of his shares of Class A Stock.
For additional information regarding NIKE's classes of Common Stock, see the description of the Company's securities included as Exhibit 4.7 to NIKE's Annual Report on Form 10-K for fiscal 2024. For additional information regarding key holders of the Class A Stock and Class B Stock, see the section below titled "Stock Ownership Information—Stock Holdings of Certain Owners and Management".
STRUCTURAL ADVANTAGES
Our unique capital structure enables NIKE to focus on long-term strategy, which our Board believes is critical to creating long-term value. This long-term vision enables the Company to prioritize research and development and innovation, to invest in transformations in support of our strategic objectives, and to integrate Purpose into our business strategy. It also helps to preserve and advance NIKE's unique culture, which we believe powers our success.
At the same time, our capital structure meaningfully protects and represents the interests of our public Class B shareholders. Each share of our Class A Stock and Class B Stock carries the same economic rights and risks, which helps align the interests of our Class A and Class B shareholders. All of our directors, regardless of which class of Common Stock elected them, have fiduciary duties to act in the best interests of all NIKE shareholders. In addition, all directors are subject to the same nomination and evaluation processes, which are described in the section above titled "NIKE, Inc. Board of Directors—Director Nominations", and the Board considers all directors when assessing the mixture of experience, attributes, and skills represented on the Board. All of the directors nominated for election by our Class B shareholders, as well as six out of nine of the directors nominated for election by our Class A shareholders, are independent, and only independent directors sit on the Audit & Finance Committee, the Compensation Committee, and the Corporate Responsibility, Sustainability & Governance Committee.
INVESTOR FEEDBACK
Although the Board cannot change or eliminate our dual class capital structure without the approval of the holders of the Class A Stock, the Company believes it is important to engage regularly with Class B shareholders to understand their views on NIKE's capital structure. The majority of shareholders with whom we engaged since our last annual meeting expressed that they did not have specific concerns with the Company's dual class structure in light of the fact that it provides for equal voting and economic rights on all matters other than the election of directors, as well as the Company's long history of robust corporate governance practices, strong and effective Board oversight, and highly qualified directors. They also appreciated the Board's responsiveness to feedback, including the refreshment of the slate of Class B director nominees in 2023 to include a member from each of the three key Board committees: the Audit & Finance Committee, the Compensation Committee, and the Corporate Responsibility, Sustainability & Governance Committee.
SHAREHOLDER ENGAGEMENT
Our approach to governance is informed by the insights and perspectives of our Class B shareholders. We greatly value the opportunity to engage with and solicit feedback from our shareholders regarding matters involving the Company, with a focus on ESG matters, and we believe that maintaining an open dialogue strengthens the Company's approach to its corporate governance practices and disclosures. Below is an overview of the Company's fiscal 2024 engagement practices regarding ESG matters. These ESG-related engagements take place in addition to regular financial-related outreach led by our Investor Relations team and engagement with shareholder proponents led by our Office of the Corporate Secretary.

INTEGRATED ENGAGEMENT TEAM	TYPES OF ENGAGEMENT	KEY FISCAL 2024 ENGAGEMENT TOPICS
•Independent Directors •Investor Relations •Total Rewards and Executive Compensation •Office of the Corporate Secretary	•One-on-one meetings •E-mail communications	•NIKE leadership structure •Board composition and evergreen refreshment •Risk oversight •Capital structure •Executive compensation •Responsible sourcing

In fiscal 2024, we reached out to shareholders representing 46% of our Class B shares and engaged with shareholders representing 43% of our Class B shares

25 NIKE, INC.

The Board is committed to understanding the views of our shareholders. Therefore, the Chair of our Corporate Responsibility, Sustainability & Governance Committee actively participated in engagements with certain of the Company's largest investors during fiscal 2024. In addition, management and our Board leadership reports key themes and feedback that emerge during these engagements to the full Board and any relevant committees, so that we can continue to refine and adapt our practices to better address the issues that our shareholders raise with us.
The Board and management carefully consider and integrate shareholder feedback into the Company's practices and disclosures. Recent changes to our practices include refining our fiscal 2024 executive compensation program, including by evolving the long-term incentive award mix to include 50% performance-based restricted stock units (as described in the section below titled "Executive Compensation—Compensation Discussion and Analysis—Compensation of our Named Executive Officers—Long-Term Incentive"); adopting an overboarding policy in 2024 to increase clarity and transparency about the Board's expectations that directors devote appropriate time to Board responsibilities; and refreshing the slate of Class B director nominees in 2023 to include a member of each of the key Board committees. We have also enhanced our proxy statement disclosures over the past several years in response to shareholder feedback, including providing additional detail and transparency regarding Board diversity, Board oversight of ESG, and our capital structure.
DIRECTOR COMPENSATION FOR FISCAL 2024

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS(1) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION(2) ($)	TOTAL ($)
Cathleen Benko	100,000	190,770	—	18,714	309,484
Timothy Cook	165,000	190,770	—	20,000	375,770
Thasunda Duckett	100,000	190,770	—	—	290,770
Mónica Gil	100,000	190,770	—	—	290,770
Alan Graf, Jr.	135,000	190,770	—	—	325,770
Maria Henry(3)	105,000	370,050	—	20,000	495,050
Peter Henry	105,000	190,770	—	10,000	305,770
Travis Knight	100,000	190,770	—	—	290,770
Michelle Peluso	125,000	190,770	—	20,000	335,770
John Rogers, Jr.	100,000	190,770	—	—	290,770
Robert Swan	105,000	190,770	—	20,000	315,770
(1)Represents the grant date fair value of restricted stock awards granted in fiscal 2024 computed in accordance with accounting guidance applicable to stock-based compensation. The grant date fair value is based on the closing market price of our Class B Stock on the grant date. As of May 31, 2024, Ms. Henry held 3,711 shares of unvested restricted stock, each other non-employee director held 1,981shares of unvested restricted stock, and no non-employee director held any outstanding stock options.
(2)Consists of matched contributions to charities under the NIKE Matching Gift Program.
(3)For Ms. Henry, who was appointed to the Board effective June 1, 2023, stock awards consist of a one-time, sign-on grant of restricted stock as well as an annual restricted stock award, each as described in the section below titled "Director Fees and Arrangements".
DIRECTOR FEES AND ARRANGEMENTS
Under our director compensation program in effect for fiscal 2024, non-employee directors receive:
•An annual retainer of $100,000, paid in quarterly installments.
•Upon appointment to the Board, a one-time, sign-on restricted stock award valued at $200,000 on the date of grant, generally, the date of appointment. The one-time, sign-on restricted stock award is subject to forfeiture in the event that service as a director terminates prior to the first anniversary of the date of grant.
•An annual restricted stock award valued at $200,000 on the date of grant, generally, the date of each annual meeting of shareholders. The number of restricted shares granted to each director for fiscal 2024 was determined by dividing the director's award value by the average closing price of our Class B Stock for the 20-trading day period ending on the date of grant. The annual restricted stock award is subject to forfeiture in the event that service as a director terminates prior to the earlier of the next annual meeting and the last day of the 12th full calendar month following the date of grant.
•For the Lead Independent Director, an annual retainer of $40,000, paid in quarterly installments.
•For chairs of Board committees (other than the Executive Committee), an annual retainer of $25,000 for each committee chaired ($30,000 for the chair of the Audit & Finance Committee), paid in quarterly installments.

2024 PROXY STATEMENT 26

•For Audit & Finance Committee members, an additional annual retainer of $5,000, paid in quarterly installments.
•Payment or reimbursement of travel and other expenses incurred in attending Board meetings.
•Matching charitable contributions under the NIKE Matching Gift Program, under which directors are eligible to contribute to qualified charitable organizations and the Company provides a matching contribution to the charities in an equal amount, up to $20,000 in the aggregate, for each director annually.
Neither Mr. Donahoe nor Mr. Parker received any additional compensation for services provided as a director in fiscal 2024.
STOCK OWNERSHIP GUIDELINES FOR DIRECTORS
NIKE maintains stock ownership guidelines for all non-employee directors. Under these guidelines, directors are required to hold NIKE stock valued at five times their annual cash retainer. New directors are required to attain these ownership levels within five years of their election to the Board. Each of our directors has met or is on track to meet the specified ownership level.
DIRECTOR PARTICIPATION IN DEFERRED COMPENSATION PLAN
Under our Deferred Compensation Plan, non-employee directors may elect in advance to defer up to 100 percent of the director fees paid by the Company. For a description of the plan, see the section below titled "Executive Compensation—Executive Compensation Tables—Non-Qualified Deferred Compensation in Fiscal 2024—Non-Qualified Deferred Compensation Plans".

27 NIKE, INC.

EXECUTIVE COMPENSATION

PROPOSAL 2 SHAREHOLDER ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are submitting to shareholders our annual "say-on-pay proposal", an advisory vote to approve the compensation of our Named Executive Officers as described in this proxy statement. At our 2023 annual meeting of shareholders, approximately 88% of the votes cast on the say-on-pay proposal were voted in favor of the proposal.
The Compensation Committee is committed to understanding the views of our shareholders with respect to the executive compensation program. Therefore, during fiscal 2024, the committee considered the results of the 2023 say-on-pay proposal, which the committee believes affirm shareholders' support of the Company's approach to executive compensation and the committee's decisions, as well as direct feedback from shareholders provided during management and Board engagements.
As discussed in this section, our executive compensation program is designed to attract and retain top-tier talent and maximize shareholder value. To achieve the objectives of our executive compensation program and emphasize pay-for-performance principles, the Compensation Committee has continued to employ strong governance practices, including:
•    basing a majority of total compensation on performance incentives;
•    setting incentive award targets based on clearly disclosed, objective performance measures;
•    mitigating undue risk associated with compensation by using multiple performance targets, caps on potential incentive payments, a clawback policy, and additional standalone clawback provisions; and
•    requiring executive officers to hold NIKE stock through published stock ownership guidelines.
Because your vote is advisory, it will not be binding on the Board. However, the Board values shareholder opinions, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

BOARD RECOMMENDATION

The Board of Directors recommends that shareholders vote FOR approval of the following resolution:
RESOLVED, that the shareholders approve the fiscal 2024 compensation paid to the Named Executive Officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables).

2024 PROXY STATEMENT 28

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our compensation program, philosophy, decisions, and process for the compensation of our Named Executive Officers for fiscal 2024:

NAMED EXECUTIVE OFFICER	TITLE
John Donahoe II	President and Chief Executive Officer
Mark Parker	Executive Chairman
Matthew Friend	Executive Vice President and Chief Financial Officer
Heidi O'Neill	President, Consumer, Product & Brand
Craig Williams	President, Geographies & Marketplace
This Compensation Discussion and Analysis is organized into four sections:
•Executive Summary (page 30)
•Compensation of Our Named Executive Officers (page 32)
•Our Compensation Process (page 39)
•Other Compensation Practices (page 40)

Key Defined Terms
TERM	DEFINITION
401(k) Plan	401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc.
Absolute TSR	Company total shareholder return for the applicable performance period
Adjusted EBIT	EBIT, excluding the impact of acquisitions and divestitures; changes in accounting principles; unanticipated restructurings; unanticipated exchange rate fluctuations; and other extraordinary, unusual, or infrequently occurring items
Adjusted Revenue
Company revenue, excluding the impact of acquisitions and divestitures; changes in accounting principles; unanticipated restructurings; unanticipated exchange rate fluctuations; and other extraordinary, unusual, or infrequently occurring items

CD&A	Compensation Discussion and Analysis
EBIT	Company earnings before interest and taxes
NEO	Named Executive Officer
PSP	NIKE, Inc. Executive Performance Sharing Plan
PSU	Performance-based restricted stock unit
Relative TSR	Absolute TSR for the applicable performance period relative to total shareholder return over the same period for the other companies in the S&P 500
RSU	Time-vesting restricted stock unit
SIP	NIKE, Inc. Stock Incentive Plan

29 NIKE, INC.

EXECUTIVE SUMMARY
OUR APPROACH TO EXECUTIVE COMPENSATION
•We follow a pay for performance philosophy, intended to drive business results and maximize shareholder value. Compensation is therefore highly incentive-based and heavily weighted towards long-term awards to emphasize long-term performance.
•We strive every day to win as a team. To foster teamwork, and ensure internal pay equity, we utilize a cohort approach by aligning compensation across executive roles.
•We value shareholder feedback. We consider the results of our annual say-on-pay vote—88% in favor last year, which we believe affirms shareholders' support of our executive compensation approach and decisions—as well as feedback shared directly through our shareholder engagement efforts described on page 25.
DIRECT COMPENSATION ELEMENTS
NIKE's direct compensation for the Named Executive Officers generally consists of the following elements:

ELEMENT		KEY CHARACTERISTICS	PURPOSE
Base Salary		Fixed cash compensation	Provides market competitive baseline compensation to attract and retain top-tier talent
Annual Cash Incentive Award – PSP		Variable cash incentive compensation earned at 0% – 200% based on Company performance over a 1-year performance period	Motivates and rewards achievement of sustainable and profitable growth
Long-Term Incentive Award – SIP	PSUs (50%(1))	Variable stock-based incentive compensation earned at 0% – 200% based on Company performance over a 3-year performance period; value dependent upon achievement of performance metrics and our stock price	Aligns NEOs' interests with those of our shareholders by motivating and rewarding achievement of long-term shareholder value and growth; promotes retention
	Stock Options (35%(1))	Stock-based incentive compensation that generally vests in 4 equal annual installments; only provides value if our stock price appreciates	Aligns NEOs' interests with those of our shareholders by rewarding achievement of upside potential; promotes retention
	RSUs (15%(1))	Stock-based incentive compensation that generally vests in 3 equal annual installments; value tied to our stock price	Aligns NEOs' interests with those of our shareholders by rewarding long-term value creation; promotes retention
(1)    Percentages reflect the long-term incentive award mix for all NEOs except Mr. Parker who, due to his role as Executive Chairman, received his long-term incentive award 100% in the form of stock options.
FISCAL 2024 PROGRAM ENHANCEMENTS
The following outlines enhancements to the executive compensation program for fiscal 2024:

PROGRAM ELEMENT	OBJECTIVE	ENHANCEMENT(1)
Annual Cash Incentive Award – PSP	Focus on top-line growth and overall profitability
Streamlined plan to two equally-weighted metrics—Adjusted Revenue (for driving top-line growth) and Adjusted EBIT (for managing overall profitability)—by eliminating adjusted digital revenue as a metric

	Incentivize and reward exceptional performance, while balancing achievability	Increased the spread between threshold and maximum by increasing the maximum level (from 150% to 200%) and decreasing the threshold level (from 50% to 25%)
Long-Term Incentive Award – SIP	Further strengthen the connection between pay and performance, and respond to shareholder feedback	Increased the portion of the long-term incentive award granted in the form of PSUs to 50%, with the remainder delivered in the form of stock options (35%) and RSUs (15%)
(1)    Program enhancements applied to all NEOs except Mr. Parker who, due to his role as Executive Chairman, did not receive a PSP award and received his long-term incentive award 100% in the form of stock options.

2024 PROXY STATEMENT 30

INCENTIVE AWARD OUTCOMES
The following summarizes incentive award outcomes for fiscal 2024. For more information on incentive award outcomes for the NEOs, see the sections below titled "Compensation of our Named Executive Officers—Annual Cash Incentive" and "Compensation of our Named Executive Officers—Long-Term Incentive—Fiscal 2022 Award Results".

FISCAL 2024 PSP	FISCAL 2022 – 2024 PSUs

EXECUTIVE COMPENSATION GOVERNANCE PRACTICES

WHAT WE DO	WHAT WE DON’T DO
✓ Base a majority of total compensation on performance and retention incentives
✓ Mitigate risk by using multiple performance periods and metrics, incentive payment caps, a clawback policy, and additional standalone clawback provisions
✓ Base incentive awards on clearly disclosed, objective performance goals
✓ Maintain robust stock ownership guidelines
✓ Vest stock-based awards over time to promote long-term performance and retention
✓ Provide only double-trigger change-in-control acceleration for stock-based awards

✗ No dividend equivalents paid on PSUs or RSUs unless and until shares are earned
✗ No repricing of stock options
✗ No hedging transactions or short sales permitted
✗ No pension or supplemental executive retirement plan
✗ No tax gross-ups for perquisites
✗ No cash-based change-in-control benefits
✗ No excise tax gross-ups upon change of control

31 NIKE, INC.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
COMPENSATION OBJECTIVES AND STRUCTURE
Our executive compensation program is designed to attract and retain top-tier talent in a competitive marketplace and to maximize shareholder value by rewarding NEOs for strong Company performance. The program consists of direct compensation, with a focus on incentive compensation, and competitive benefits that are generally consistent with the benefits offered to our other U.S.-based employees.
We structure our executive compensation program in the context of our business strategy and talent plan. To foster teamwork and ensure internal pay equity, we utilize a segmented cohort approach that aligns compensation across certain executive roles. Cohort compensation levels are determined by holistically considering factors relating to our business, the competitive market for top-tier talent, and the applicable executives—including future potential, individual performance, market insights, succession planning, retention, and leadership continuity.
Our philosophy is to "pay for performance" in order to drive business results and maximize shareholder value. As a result, executive compensation is highly incentive-based and weighted towards long-term awards to emphasize long-term performance and support retention. Our executive compensation program balances performance incentives, including by using multiple performance metrics and periods, and through a mixture of cash- and stock-based compensation elements. Stock-based compensation—which consists of PSUs, stock options, and RSUs—is also structured to pay for performance by linking the majority of each NEO's target total direct compensation directly to our stock price. The following charts illustrate the mix of components that make up fiscal 2024 target total direct compensation for our NEOs.
*    "Other NEOs" represents each of Mr. Friend, Ms. O'Neill, and Mr. Williams, and excludes Mr. Parker whose compensation is structured differently due to his role as Executive Chairman.
BASE SALARY
Base salary is a fixed element of compensation that serves to attract and retain top-tier talent. Generally, the Compensation Committee reviews and determines base salaries for our Named Executive Officers in June, with any adjustments becoming effective in August of the same year. The Compensation Committee set Mr. Williams' base salary to align with his applicable cohort in connection with his appointment as President of Geographies & Marketplace. Fiscal 2024 base salaries for each other Named Executive Officer remained unchanged compared to fiscal 2023.

2024 PROXY STATEMENT 32

NAMED EXECUTIVE OFFICER	FISCAL 2024 BASE SALARY	% CHANGE
John Donahoe II	$1,500,000	0%
Mark Parker	$1,000,000	0%
Matthew Friend	$1,250,000	0%
Heidi O'Neill	$1,250,000	0%
Craig Williams	$1,250,000	N/A
ANNUAL CASH INCENTIVE
Annual cash incentive awards are paid to the Named Executive Officers under our PSP and are designed to reflect our "pay for performance" philosophy. For fiscal 2024, PSP awards were eligible to be earned between 0% and 200% of target based on Company performance during the fiscal year. The Compensation Committee retains discretion to adjust PSP metrics and award payouts based on individual or Company performance. To align employees and reinforce our one-team culture, the same compensation philosophy and metrics that underlie our PSP awards generally apply to all global employees who are eligible to participate in the Company's success through annual incentive bonuses.
The Compensation Committee set the PSP target award for Mr. Williams to align with his applicable cohort in connection with his appointment as President of Geographies & Marketplace. For each other NEO, the committee maintained fiscal 2024 PSP target awards at the same level as his or her fiscal 2023 PSP target award. Therefore, the fiscal 2024 PSP target awards were:

NAMED EXECUTIVE OFFICER	FISCAL 2024 PSP TARGET AWARD (% OF BASE SALARY)
John Donahoe II	200%
Mark Parker	0%
Matthew Friend	120%
Heidi O'Neill	120%
Craig Williams	120%
In June 2023, the Compensation Committee reviewed our annual cash incentive program and determined to make the following changes for the fiscal 2024 PSP awards in order to drive sustained engagement, motivation, and Company performance and to better align with NIKE's business strategy and culture:
•Streamlined the metrics to Adjusted Revenue and Adjusted EBIT (eliminating the adjusted digital revenue metric used in prior year awards) to focus on driving top-line growth and managing overall profitability, respectively.
•Increased the spread between threshold and maximum earnout levels by increasing the maximum to 200% of target (from 150%) and decreasing the threshold to 25% of target (from 50%), to incentivize and reward exceptional performance while balancing achievability.
Consistent with the prior year, the committee maintained equal weighting for the metrics (with the weight of each metric increasing to 50% due to the decrease from three metrics to two) as well as a single, year-long performance period.
In setting the year-long performance goals for the PSP, the Compensation Committee sought to drive sustainable and profitable growth. Accordingly, the Adjusted Revenue target goal represented an increase of 5% compared to actual fiscal 2023 revenue, with threshold and maximum goals set equidistant from the target goal to balance stretch and risk. The Adjusted EBIT target goal represented an increase of 15% compared to actual fiscal 2023 EBIT, with threshold and maximum goals set non-equidistant from the target goal; the additional upside stretch was built into the maximum goal to incentivize exceptional performance.
For fiscal 2024, Adjusted Revenue of $51.7 billion corresponded to an earnout of 37% and Adjusted EBIT of $7.1 billion corresponded to an earnout of 93%. These earnouts were averaged together to calculate a PSP payout of 65% for all executive officers. The fiscal 2024 PSP performance goals, achievement levels, and payout are illustrated below.

33 NIKE, INC.

FISCAL 2024 PERFORMANCE GOALS AND RESULTS
(Dollars in millions)

% PAYOUT	THRESHOLD 25%	TARGET 100%	MAXIMUM 200%
Adjusted Revenue(1) (Weighted 50%)				EARNOUT: 37%
Adjusted EBIT(1) (Weighted 50%)				EARNOUT: 93%

FISCAL 2024 PSP PAYOUT				65%
(1)     As described on page 29, each metric excluded the impact of certain non-operational events to help drive and reward organic growth.
LONG-TERM INCENTIVE
Long-term incentive compensation incentivizes and rewards long-term Company performance, aligns executives' interests with those of our shareholders, and promotes retention in a highly competitive talent marketplace. Therefore, this element of our executive compensation program forms the largest portion of our Named Executive Officers' direct compensation, constituting 81% of fiscal 2024 target total direct compensation for Mr. Donahoe (67% for Mr. Parker and 74% for each other NEO).
Long-term incentive compensation consists of three components: PSUs, stock options, and RSUs, each granted under our SIP. In fiscal 2024, the Compensation Committee finished a multi-year evolution to increase the proportion of the total long-term incentive award delivered in the form of PSUs to 50%. Therefore, fiscal 2024 NEO awards were delivered 50% as PSUs, 35% as stock options, and 15% as RSUs (excluding Mr. Parker, whose long-term incentive award is delivered entirely as stock options due to his role as Executive Chairman).

Long-Term
Incentive
Award
50%
PSUs
35%
Stock
Options
15%
RSUs

Consistent with prior years, the Company made grants of fiscal 2024 long-term incentive awards to executive officers (including NEOs) on August 1, 2023. The Compensation Committee determined in June 2024 to align the grant date for long-term incentive awards to executive officers (including NEOs) with the grant date for employees below the executive officer level. Accordingly, awards for fiscal 2025 and thereafter are expected to be granted to executive officers (including NEOs) on September 1 of each fiscal year.
FISCAL 2024 AWARD GRANTS
The Compensation Committee determined the fiscal 2024 long-term incentive awards in June 2023. With respect to the mix of the long-term incentive award components, the Compensation Committee completed a multi-year evolution to increase the proportion delivered in PSUs. In setting the value of each long-term incentive award, the committee considered multiple factors, including individual and Company performance, evolving responsibilities, our cohort compensation approach, and retaining top-tier talent in a highly competitive talent marketplace.

2024 PROXY STATEMENT 34

Accordingly, the Compensation Committee increased the target value of Mr. Donahoe's long-term incentive award by $2,000,000 compared to fiscal 2023, which consisted of a PSU increase of $1,600,000, a stock option increase of $350,000, and an RSU increase of $50,000. Given Mr. Parker's responsibilities as Executive Chairman, the committee maintained his same award value and mix compared to fiscal 2023. For each of Mr. Friend and Ms. O'Neill, the Compensation Committee increased the target long-term incentive award by $2,500,000, which consisted in each case of a PSU increase of $2,000,000, a stock option increase of $700,000, and an RSU decrease of $200,000. The committee set the target value and mix of Mr. Williams' long-term incentive award to align with his applicable cohort in connection with his appointment as President of Geographies & Marketplace. The fiscal 2024 long-term incentive award values were:

NAMED EXECUTIVE OFFICER	TOTAL FISCAL 2024 LONG-TERM INCENTIVE AWARD		TARGET PSUs (50%)(1)	STOCK OPTIONS (35%)(1)	RSUs (15%)(1)
John Donahoe II	$19,000,000	→	$9,500,000	$6,650,000	$2,850,000
Mark Parker	$2,000,000	→	—	$2,000,000	—
Matthew Friend	$8,000,000	→	$4,000,000	$2,800,000	$1,200,000
Heidi O'Neill	$8,000,000	→	$4,000,000	$2,800,000	$1,200,000
Craig Williams	$8,000,000	→	$4,000,000	$2,800,000	$1,200,000
(1)    Percentages reflect the long-term incentive award mix for all Named Executive Officers except Mr. Parker, whose long-term incentive award was delivered 100% in stock options.
2024 – 2026 PSUs
PSUs align our Named Executive Officers' interests with those of our shareholders by motivating and rewarding achievement of long-term shareholder value and growth. PSU awards reflect our "pay for performance" philosophy: they are earned between 0% and 200% of target based on Company performance during a three-year performance period.
In June 2023, the Compensation Committee selected the metric, corresponding performance goals, and award terms for the fiscal 2024 – 2026 PSU awards. The committee will determine the earnout of the fiscal 2024 – 2026 PSU awards following the completion of the three-year performance period, and any PSUs that are earned will vest on August 1, 2026.
Consistent with the prior year's awards, the Compensation Committee selected Relative TSR as the metric for the fiscal 2024 – 2026 PSU awards and continued to target above-median performance as shown in the table below:
FISCAL 2024 – 2026 PERFORMANCE GOALS

% PAYOUT	THRESHOLD 25%	TARGET 100%	MAXIMUM 200%
Relative TSR(1)
(1)Relative TSR for fiscal years 2024, 2025, and 2026, calculated using the 20-trading day average stock price and assuming that dividends paid during the performance period are reinvested in the applicable company's stock.
PSUs will be earned at 100% of target if the Company's Relative TSR for the performance period is at the 55th percentile, and will be earned at 0% if the Company's Relative TSR for the performance period is below the 25th percentile. PSU earnout based on Relative TSR performance is subject to a cap of 100% of target if Absolute TSR for the performance period is negative. The Compensation Committee selected three-year Relative TSR as the performance metric because it is an objective and transparent measure of long-term shareholder value, especially in the context of a volatile market. Furthermore, the cap on payout if Absolute TSR is negative incentivizes NEOs to pursue long-term growth.
The fiscal 2024 – 2026 PSU awards also contain a People & Planet modifier designed to support our commitment to Purpose, which is a key component of our long-term strategy. If Relative TSR meets or exceeds the threshold performance goal, the People & Planet modifier permits the Compensation Committee to adjust the earnout upwards or downwards by up to 20 percentage points (subject to both the 200% maximum earnout and the 100% Absolute TSR cap) based on a holistic assessment of the Company's performance with respect to employee engagement and inclusion, leadership diversity, and sustainability. Structuring the modifier as a holistic assessment ensures that the final earnout comprehensively balances these broad and disparate issues and appropriately reflects the spirit of our Purpose commitment.
The target number of PSUs granted to each Named Executive Officer for fiscal 2024 was determined by dividing the NEO's target award value by the average closing price of our Class B Stock for the 20-trading day period ending on the date of grant. PSUs accumulate dividend equivalents that are paid only when, and to the extent, they vest. To promote retention, the PSU awards generally provide that any unvested PSUs are forfeited if the Named Executive Officer leaves the Company. Forfeiture is subject to partial accelerated vesting upon termination of employment in connection with a divestiture or reduction in force (as described in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control").

35 NIKE, INC.

STOCK OPTIONS
Stock options align our Named Executive Officers' interests with those of our shareholders by rewarding the achievement of upside potential, and they reflect our "pay for performance" philosophy by rewarding the NEOs only if the price of our Class B Stock appreciates.
The number of stock options granted to each NEO for fiscal 2024 was determined by dividing the NEO's award value by the Black-Scholes value (calculated based on a 20-day average stock price and the available five-year and seven-year interest rates) of a stock option on the date of grant. Options granted to the Named Executive Officers vest in equal annual installments over four years and have an exercise price equal to the closing market price of our stock on the date of grant (or the trading day immediately prior to the grant date, if the grant date is not a trading day). To promote retention, stock options generally provide that if a Named Executive Officer leaves the Company, they forfeit any unvested stock options. Forfeiture is subject to a limited retirement provision designed to encourage executives to delay retirement, as well as partial accelerated vesting upon termination of employment in connection with a divestiture or reduction in force (each as described in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control").
RSUs
RSUs align our Named Executive Officers' interests with those of our shareholders by rewarding the achievement of long-term value creation, and they reflect our "pay for performance" philosophy because their value is directly tied to our Class B Stock price.
The number of RSUs granted to each NEO for fiscal 2024 was determined by dividing the NEO's award value by the average closing price of our Class B Stock for the 20-trading day period ending on the date of grant. RSUs granted to the Named Executive Officers as part of long-term incentive compensation vest in equal annual installments over three years and accumulate dividend equivalents that are paid only upon vesting. To promote retention, RSU awards generally provide that any unvested RSUs are forfeited if the Named Executive Officer leaves the Company. Forfeiture is subject to partial accelerated vesting upon termination of employment in connection with a divestiture or reduction in force (as described in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control").
FISCAL 2022 AWARD RESULTS
As previously disclosed in our 2022 proxy statement, the fiscal 2022 – 2024 PSU awards granted in June 2021 were to be earned between 0% and 200% of target based on Relative TSR over a three-year performance period (subject to a payout cap of 100% if Absolute TSR was negative). In addition, if Relative TSR was achieved at or above the threshold performance goal, a People & Planet modifier would allow the award payout to be increased or decreased by up to 20 percentage points (subject to both the 200% maximum earnout and the 100% Absolute TSR cap) based on a holistic assessment of the Company's performance with respect to employee engagement and inclusion, leadership diversity, and sustainability.
NIKE's Relative TSR for fiscal years 2022 – 2024 was at the 10th percentile, corresponding to an earnout of 0%. Relative TSR was calculated in comparison to the companies that were included in the S&P 500 as of May 31, 2024, using the 20-trading day average stock price and assuming that dividends paid during the performance period were reinvested in the applicable company's stock. Because Relative TSR was below the threshold performance goal, the People & Planet modifier was not applicable. Therefore, as illustrated below, the total payout for the fiscal 2022 – 2024 PSU awards was 0% for each of the NEOs.

2024 PROXY STATEMENT 36

FISCAL 2022 – 2024 PERFORMANCE RESULTS

FINANCIAL PERFORMANCE METRIC
% PAYOUT	THRESHOLD 25%	TARGET 100%	MAXIMUM 200%
Relative TSR				EARNOUT: 0%

PEOPLE & PLANET MODIFIER •The People & Planet modifier did not apply because Relative TSR performance was below the threshold performance level	MODIFIER: 0%

TOTAL PAYOUT	0%

OTHER COMPENSATION
PROFIT SHARING AND RETIREMENT PLANS
We maintain a U.S. tax qualified retirement savings plan—the 401(k) Plan—under which all eligible U.S. employees, including the Named Executive Officers, are able to make pre-tax and after-tax contributions from their cash compensation. We make annual matching contributions for all participants equal to 100% of their pre-tax contributions up to 5% of their total eligible compensation.
The Internal Revenue Code limits the amount of compensation that can be deferred under the 401(k) Plan, and also limits the amount of salary and annual cash incentive award ($330,000 for fiscal 2024) that may be taken into account when determining contributions under that plan. Accordingly, we provide our Named Executive Officers and other highly compensated employees with the opportunity to defer their compensation, including amounts in excess of the tax law limit, under our nonqualified Deferred Compensation Plan. We do not match deferrals to the Deferred Compensation Plan. Balances in the Deferred Compensation Plan, including the balances of the Named Executive Officers, are unsecured and at-risk, meaning that the balances may be forfeited in the event of the Company's financial distress, such as bankruptcy.
Fiscal 2024 matching contributions to the Named Executive Officers under the 401(k) Plan are included in the All Other Compensation column in the Summary Compensation Table on page 42.
EMPLOYEE STOCK PURCHASE PLAN
Our Employee Stock Purchase Plan allows eligible employees in the United States and in many countries outside of the United States, including the Named Executive Officers, to purchase Class B Stock through payroll deductions at a 15% discount to the market price on the first or last trading day of the six-month purchase period, depending on which day the stock price was lower.

37 NIKE, INC.

PERQUISITES AND OTHER BENEFITS
Our executive compensation program includes limited perquisites and other personal benefits for our Named Executive Officers, which generally consist of home security and financial planning services. Given the nature of our business, from time to time certain Company employees, including certain executive officers, may also receive Company product, event tickets, or travel benefits that are not generally offered to all employees.
In addition, Mr. Donahoe and Mr. Parker are entitled to limited personal use of Company aircraft, primarily pursuant to time sharing agreements, which is intended to increase the security, availability, and productivity of these individuals. They are also entitled to enhanced charitable gift matching under our Employee Matching Gift Program—a program designed to encourage and support employees in giving back to our communities and creating positive change—with an executive contribution limit of $1,000,000 per calendar year and Company matching on a 4:1 basis. Our Employee Matching Gift Program does not match employee contributions that benefit the employee, including contributions to the employee's personal or family foundation or to a non-profit organization that is managed or led by, or provides compensation or assistance to, the employee or a member of their family. Because the Employee Matching Gift Program is managed on a calendar year basis while the Summary Compensation Table reports compensation for the fiscal year, the charitable matching amounts reported in the Summary Compensation Table may exceed $4,000,000 (up to a maximum of $8,000,000) due to the timing of charitable contributions. For fiscal 2024, Mr. Donahoe and Mr. Parker each donated to a range of charitable causes.
We do not provide any tax gross-ups on perquisites to our executive officers. Greater detail about the perquisites and personal benefits provided to our Named Executive Officers in fiscal 2024 is provided in the footnotes to the Summary Compensation Table on page 42.
NON-COMPETITION AGREEMENTS
In exchange for non-competition agreements from each of our Named Executive Officers, we have agreed to provide monthly payments during the non-compete period following termination of employment, as described in the section below titled "Executive Compensation Tables—Potential Payments upon Termination or Change-in-Control". We believe that it is appropriate to compensate individuals to refrain from working with competitors following termination, and that compensation enhances the enforceability of such agreements.
LETTER AGREEMENTS
We do not have employment contracts with any of our executive officers, other than letter agreements with Messrs. Donahoe and Parker that provide for the enhanced charitable matching benefit described in the section above titled "Perquisites and Other Benefits".

2024 PROXY STATEMENT 38

OUR COMPENSATION PROCESS
COMPENSATION COMMITTEE
The Compensation Committee oversees our executive compensation program, including determining the value and composition of the compensation package for each of our executive officers and setting annual performance goals for the CEO. In addition to any special actions the Compensation Committee may take throughout the year, the committee generally acts with respect to compensation for our Named Executive Officers during the fiscal year as follows:
PEER GROUP
Given the competitive market for top-tier talent, the Compensation Committee uses a peer group (consisting of companies with similar revenue size, market capitalization, brand value, products, or markets, or with which we compete for executive talent, or which are aligned with our evolving business and talent strategies) to provide a reference for assessing executive compensation levels and practices. Based on the criteria, the following peer group was considered for purposes of setting fiscal 2024 executive compensation:

American Express Company	Microsoft Corporation	Salesforce, Inc.
Best Buy Company, Inc.	Mondelez International, Inc.	Starbucks Corporation
The Coca-Cola Company	Netflix, Inc.	Target Corporation
Kimberly-Clark Corporation	Oracle Corporation	TJX Companies
Lowe's Companies, Inc.	Pepsico, Inc.	Walmart Inc.
McDonald's Corporation	Procter & Gamble Company	The Walt Disney Company
In November 2023, the Compensation Committee further refined the peer group for purposes of setting fiscal 2025 executive compensation to include Cisco Systems, Inc. and to remove American Express Company and Oracle Corporation.
In addition to considering our peer group, the Compensation Committee also uses market survey data from third parties, including Aon, Willis Towers Watson, and Mercer, about a broader range of companies. The Compensation Committee generally does not set executive compensation at or near any particular percentile of peer group, or market, compensation. Instead, the committee considers compensation to be competitive if it is generally within a reasonable range of market median.

39 NIKE, INC.

ROLE OF MANAGEMENT
The CEO makes compensation recommendations to, and participates in discussions with, the Compensation Committee regarding the compensation of each executive officer other than himself. In addition, our human resources staff regularly provides data, analysis, and recommendations to the committee regarding executive compensation.
The Compensation Committee meets regularly in executive session without the CEO or other management present to discuss our executive compensation program. Such executive sessions include discussions about, among other topics, the CEO's performance and compensation and the design and operation of our executive compensation plans.
ROLE OF COMPENSATION CONSULTANT
The Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist the committee in overseeing our executive compensation program. The Compensation Committee chose not to retain any such consultants in fiscal 2024. However, in connection with the committee's analysis and decision-making regarding the fiscal 2024 executive compensation program, the Compensation Committee supplemented peer group data with information from surveys and reports containing competitive market data from Aon, Willis Towers Watson, and Mercer, which are obtained by our human resources staff.
OTHER COMPENSATION PRACTICES
STOCK OWNERSHIP GUIDELINES
We maintain stock ownership guidelines for executive officers that are designed to further align the interests of our executive officers with those of our shareholders. Under the guidelines, each executive officer is required to hold NIKE stock valued at the following multiple of their annual base salary:

POSITION	OWNERSHIP LEVEL
Chief Executive Officer		8X Base Salary
Other Executive Officers (including NEOs)		3X Base Salary
New executive officers are required to attain these ownership levels within five years of their appointment. For purposes of calculating ownership, we exclude unvested PSUs as well as all stock options (whether vested or unvested). As of May 31, 2024, the CEO and each of our other executive officers, including each other Named Executive Officer, has met or is on track to meet the applicable ownership guideline within the requisite period.
HEDGING AND PLEDGING
The Company's Blackout and Pre-clearance Policy (which supplements our Insider Trading Policy) prohibits directors, executive officers, and other designated insiders (based on seniority and department) from engaging in transactions involving hedging, monetization, or short sales of NIKE stock, including zero-cost collars and forward sale contracts. The policy also requires directors and executive officers, along with members of their families and households, to obtain pre-approval from the Company's Chairman or CEO before pledging NIKE stock. Before any such approval is granted, the Company's Clearance Director considers the size of the pledge relative to the individual's other holdings, both direct and indirect, and NIKE's shares outstanding; the risk of foreclosure given the nature of the associated transaction; protections against the appearance of insider trading, including prohibitions on sales during trading blackouts; and the ability to timely report sales on Form 4.
CHANGE-IN-CONTROL PROVISIONS
PSP awards do not accelerate upon a change in control. PSU, stock option, and RSU awards are subject only to "double-trigger" accelerated change-in-control vesting (with PSUs vesting at 100% of target), meaning that vesting is accelerated only if there is a change in control of the Company, and within the following two years, either the acquiring entity fails to assume the awards or the employee's employment is terminated by the acquirer without cause or by the employee for good reason. This double-trigger acceleration is intended to encourage executive retention through a period of uncertainty. The Compensation Committee believes that this approach will enhance shareholder value in the context of an acquisition and align executives' interests with those of investors. The effect of change-in-control transactions on stock-based awards is described further in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control".

2024 PROXY STATEMENT 40

CLAWBACK
In December 2023, the Company adopted a revised clawback policy regarding accounting restatements in connection with the SEC's adoption of new rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and corresponding NYSE listing standards. The clawback policy generally requires recoupment of erroneously awarded incentive-based compensation (including any compensation granted, earned, or vested wholly or in part upon the attainment of a financial reporting measure) received by current and former executive officers (as defined in Rule 10D-1 of the Exchange Act), including our NEOs, during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement due to the Company's material noncompliance with any financial reporting requirement under U.S. federal securities laws.
In addition to the clawback policy, the Company maintains clawback provisions in the PSP and all of our equity award agreements (including all time-vesting equity awards) that generally permit recoupment in the event of the recipient's theft, embezzlement, fraud, breach of confidentiality or other applicable restrictive covenants, or material breach of contract.
RISK ASSESSMENT
At the Compensation Committee's request, management prepared an assessment of potential risks associated with the Company's fiscal 2024 compensation programs, including any risk that would be reasonably likely to have a material adverse effect on the Company. This included an assessment of risks associated with each element of executive compensation. The assessment considered certain design features of the compensation program that reduce the likelihood of excessive risk taking, such as reasonable performance targets, capped incentive compensation payouts, a balance of short- and long-term incentives, a balance of cash- and stock-based incentives, vesting of awards over time, and the potential for clawback of incentive compensation. In addition, for stock-based compensation, we have adopted stock ownership guidelines, provided for limited accelerated vesting of PSUs, stock options, and RSUs upon termination of employment, and provided for only double-trigger accelerated vesting of stock-based awards upon a change in control. The Compensation Committee reviewed the risk assessment and concluded that our compensation programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for "covered employees". While the Compensation Committee seeks to preserve tax deductibility in developing and implementing our executive compensation program, the committee also believes that it is important to maintain flexibility in administering compensation programs in a manner designed to promote varying corporate goals and the interests of our shareholders. Accordingly, we have not adopted a policy that all compensation must qualify as deductible for tax purposes and retain the ability to provide compensation that may not qualify as deductible under Section 162(m).
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee:
•Timothy Cook, Chair
•Cathleen Benko
•Mónica Gil

41 NIKE, INC.

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the total compensation of each Named Executive Officer for fiscal years 2024, 2023, and 2022.

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1) ($)	BONUS(2) ($)	STOCK AWARDS(3) ($)	OPTION AWARDS(4) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5) ($)	ALL OTHER COMPENSATION(6) ($)	TOTAL ($)
John Donahoe II President and Chief Executive Officer	2024	1,557,692	—	12,400,986	6,836,722	1,950,000	6,439,301	29,184,701
	2023	1,500,000	—	13,220,455	7,247,371	6,770,000	4,052,059	32,789,885
	2022	1,500,000	—	12,061,812	6,782,995	4,450,000	4,043,253	28,838,060
Matthew Friend Executive Vice President and Chief Financial Officer	2024	1,298,077	—	5,221,473	2,878,629	975,000	17,331	10,390,510
	2023	1,221,154	—	4,080,045	2,415,790	2,425,000	15,250	10,157,239
	2022	1,056,731	1,056,000	2,783,949	1,938,030	890,000	14,500	7,739,210
Heidi O'Neill President, Consumer, Product & Brand	2024	1,298,077	—	5,221,473	2,878,629	975,000	26,208	10,399,387
	2023	1,250,000	—	4,080,045	2,415,790	2,425,000	15,250	10,186,085
	2022	1,221,154	1,200,000	2,990,322	2,261,028	890,000	26,618	8,589,122
Mark Parker Executive Chairman	2024	1,038,461	—	—	2,056,159	—	4,969,977	8,064,597
	2023	1,000,000	—	—	2,300,765	—	6,638,047	9,938,812
	2022	1,134,615	—	—	2,153,362	4,450,000	4,096,391	11,834,368
Craig Williams President, Geographies & Marketplace	2024	1,272,115	—	5,221,473	2,878,629	975,000	16,500	10,363,717
(1)Salary amounts for fiscal 2024 reflect 27 bi-weekly pay periods, compared with 26 bi-weekly pay periods for fiscal 2023 and fiscal 2022.
(2)For fiscal 2022, represents annual cash incentive awards under our PSP which were paid at 0% for Mr. Donahoe and 80% for Mr. Friend and Ms. O'Neill. Mr. Parker did not receive a fiscal 2022 PSP award.
(3)Represents the grant date fair value of RSU and PSU awards, in each case computed in accordance with accounting guidance applicable to stock-based compensation. For RSUs, the grant date fair value was computed based on the closing market price of our Class B Stock on the grant date. For PSUs, the grant date fair value was computed using a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date. The assumptions made in determining the grant date fair value of PSUs under applicable accounting guidance are disclosed in footnote 5 of "Grants of Plan-Based Awards in Fiscal 2024". For fiscal 2024, the grant date fair value of the PSU awards was: $9,515,014 for Mr. Donahoe and $4,006,367 for Messrs. Friend and Williams and Ms. O'Neill. Assuming that the maximum level of performance conditions is achieved, the PSU award values would be: $19,239,303 for Mr. Donahoe and $8,100,851 for Messrs. Friend and Williams and Ms. O'Neill. Mr. Parker's long-term incentive award for each fiscal year was delivered 100% in stock options.
(4)Represents the grant date fair value of options granted in the applicable fiscal year computed in accordance with accounting guidance applicable to stock-based compensation. The grant date fair value of the options was estimated using the Black-Scholes option pricing model. The assumptions made in determining the grant date fair value of options under applicable accounting guidance are disclosed in Note 9 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended May 31, 2024.
(5)Non-Equity Incentive Plan Compensation consists of the following:

NAME	Year	ANNUAL INCENTIVE COMPENSATION(a) ($)	LONG-TERM INCENTIVE COMPENSATION(b) ($)	TOTAL ($)
John Donahoe II	2024	1,950,000	—	1,950,000
	2023	3,570,000	3,200,000	6,770,000
	2022	—	4,450,000	4,450,000
Matthew Friend	2024	975,000	—	975,000
	2023	1,785,000	640,000	2,425,000
	2022	—	890,000	890,000
Heidi O'Neill	2024	975,000	—	975,000
	2023	1,785,000	640,000	2,425,000
	2022	—	890,000	890,000
Mark Parker	2024	—	—	—
	2023	—	—	—
	2022	—	4,450,000	4,450,000
Craig Williams	2024	975,000	—	975,000

2024 PROXY STATEMENT 42

(a)Amounts shown were earned for performance in the applicable fiscal year under our PSP.
(b)Amounts shown were earned for performance during the three-year period ending with the applicable fiscal year under the NIKE, Inc. Amended and Restated Long-term Incentive Plan ("LTIP"). Beginning with the fiscal 2022 – 2024 performance period, LTIP awards were replaced by PSUs.
(6)For fiscal 2024, includes Company matching contributions to the 401(k) Plan in the amount of $16,500 for each of the Named Executive Officers. The amount for Mr. Donahoe also includes $6,280,000 in charitable matching contributions made by the Company, $123,026 in aggregate incremental cost to the Company for personal use of the Company's aircraft, as well as the value of security services and Company-related merchandise. The amount for Mr. Parker also includes $4,760,000 in charitable matching contributions made by the Company, $160,052 in aggregate incremental cost to the Company for personal use of the Company' aircraft, $33,400 in security services, as well as the value of Company-related merchandise. The aggregate incremental cost for personal use of the Company's aircraft is determined based on the variable operating cost to the Company, including the cost of fuel, maintenance, crew travel expenses, landing fees, parking fees, in-flight food and beverage, and other smaller variable costs associated with each flight. The amounts for Mr. Donahoe and Mr. Parker exclude the aggregate incremental cost to the Company for personal use of the Company's aircraft for which Mr. Donahoe or Mr. Parker, as applicable, reimbursed the Company in accordance with a time sharing agreement and as allowed under Federal Aviation Regulation 91.501(c) and (d).

43 NIKE, INC.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2024
The following table sets forth information concerning the performance-based annual cash incentive opportunities and PSUs, RSUs, and stock options granted to the Named Executive Officers in fiscal 2024.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(4)	EXERCISE OR BASE PRICE OF OPTION AWARDS	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(5)
			THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
NAME	GRANT DATE	APPROVAL DATE	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/SH)	($)
John Donahoe II			750,000	3,000,000	6,000,000
	8/1/2023	6/28/2023				21,983	87,931	175,862				9,515,014
	8/1/2023	6/28/2023							26,380			2,885,972
	8/1/2023	6/28/2023								196,514	109.40	6,836,722
Matthew Friend			375,000	1,500,000	3,000,000
	8/1/2023	6/28/2023				9,256	37,024	74,048				4,006,367
	8/1/2023	6/28/2023							11,107			1,215,106
	8/1/2023	6/28/2023								82,743	109.40	2,878,629
Heidi O'Neill			375,000	1,500,000	3,000,000
	8/1/2023	6/28/2023				9,256	37,024	74,048				4,006,367
	8/1/2023	6/28/2023							11,107			1,215,106
	8/1/2023	6/28/2023								82,743	109.40	2,878,629
Mark Parker			—	—	—
	8/1/2023	6/28/2023				—	—	—				—
	8/1/2023	6/28/2023							—			—
	8/1/2023	6/28/2023								59,102	109.40	2,056,159
Craig Williams			375,000	1,500,000	3,000,000
	8/1/2023	6/28/2023				9,256	37,024	74,048				4,006,367
	8/1/2023	6/28/2023							11,107			1,215,106
	8/1/2023	6/28/2023								82,743	109.40	2,878,629
(1)These amounts represent the potential performance-based annual cash incentive awards payable for performance during fiscal 2024 under our PSP. Under this plan, the Compensation Committee approved target awards for fiscal 2024 based on a percentage of the executive's salary as follows: Mr. Donahoe, 200%; Mr. Friend, 120%; Ms. O'Neill, 120%; Mr. Parker, 0%; and Mr. Williams, 120%. Fiscal 2024 PSP awards were eligible to be earned between 0% and 200% of target based on Company performance on two equally-weighted metrics—Adjusted Revenue and Adjusted EBIT—during fiscal 2024. Actual award payouts earned in fiscal 2024 and paid in fiscal 2025 are shown in the Summary Compensation Table.
(2)These amounts represent grants of PSUs under the SIP which are eligible to be earned between 0% and 200% of target based on Relative TSR for fiscal 2024 – 2026, subject to a cap of 100% of target if Absolute TSR for the performance period is negative. If Relative TSR is at or above the threshold performance goal, the Compensation Committee may adjust the earnout upwards or downwards by up to 20 percentage points based on a holistic assessment of the Company's performance during the three-year performance period with respect to employee engagement and inclusion, representation of diverse individuals in leadership positions, and sustainability. Earned PSUs will vest in August 2026 and are generally subject to continued employment through the vesting date. Vesting will be accelerated in certain circumstances as described in the section below titled "Potential Payouts Upon Termination or Change-in-Control". The PSUs accumulate cash dividend equivalents that are paid only when, and to the extent, they vest.
(3)Amounts reported in this column represent grants of RSUs under the SIP which vest in three equal installments on the first three anniversaries of the grant date. Vesting will be accelerated in certain circumstances as described in the section below titled "Potential Payouts Upon Termination or Change-in-Control". The RSUs accumulate cash dividend equivalents that are only paid upon vesting.
(4)Amounts reported in this column represent stock options granted under the SIP which become exercisable in four equal installments on the first four anniversaries of the grant date. Options become exercisable in certain circumstances as described in the section below titled "Potential Payouts Upon Termination or Change-in-Control". Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's termination of employment.
(5)For stock awards, represents the grant date fair value of (a) RSUs based on the closing market price of our Class B Stock on the grant date and (b) PSUs based on a value of $108.21 per share computed using a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date. The Monte Carlo simulation was performed using the remaining performance period of 2.83 years and assuming an expected volatility of 32.61% and risk-free interest rate of 4.50%. The expected volatility was based on an analysis of the historical volatility of the Class B Stock on the grant date for 2.83 years. The risk-free interest rate corresponding with the remaining performance period was calculated using the U.S. Treasury (constant maturity) risk-free rates in effect on the grant date for a 2- and 3-year period. For option awards, represents the grant date fair value of stock options granted based on a value of $34.79 per share, calculated using the Black-Scholes option pricing model. The assumptions made in determining option values are disclosed in Note 9 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended May 31, 2024. Stock and option award values were computed in accordance with accounting guidance applicable to stock-based compensation.

2024 PROXY STATEMENT 44

OUTSTANDING EQUITY AWARDS AT MAY 31, 2024
The following table sets forth information concerning outstanding stock options, PSUs, and RSUs held by the Named Executive Officers at May 31, 2024.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISABLE OPTIONS (#)(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
John Donahoe II	236,843	—	102.16	1/13/2030
	767,544	—	102.16	1/13/2030
	179,682	59,893(4)	97.61	8/1/2030
	76,420	76,419(5)	167.51	8/1/2031
	56,391	169,173(6)	114.30	8/1/2032
	—	196,514(7)	109.40	8/1/2033	52,326	4,973,586	40,311	3,831,561
Matthew Friend	23,000	—	57.87	7/15/2026
	30,000	—	59.10	7/20/2027
	35,000	—	77.54	8/1/2028
	36,095	—	83.12	8/1/2029
	57,898	19,299(4)	97.61	8/1/2030
	21,835	21,834(5)	167.51	8/1/2031
	18,797	56,391(6)	114.30	8/1/2032
	—	82,743(7)	109.40	8/1/2033	37,301	3,545,460	13,896	1,320,815
Heidi O'Neill	25,000	—	77.54	8/1/2028
	61,360	—	83.12	8/1/2029
	57,898	19,299(4)	97.61	8/1/2030
	25,474	25,473(5)	167.51	8/1/2031
	18,797	56,391(6)	114.30	8/1/2032
	—	82,743(7)	109.40	8/1/2033	37,711	3,584,431	13,896	1,320,815
Mark Parker	110,000	—	38.76	7/18/2024
	330,000	—	56.40	7/17/2025
	165,000	—	57.87	7/15/2026
	165,000	—	59.10	7/20/2027
	175,000	—	77.54	8/1/2028
	302,268	—	83.12	8/1/2029
	199,646	66,548(4)	97.61	8/1/2030
	24,261	24,260(5)	167.51	8/1/2031
	17,902	53,706(6)	114.30	8/1/2032
	—	59,102(7)	109.40	8/1/2033	—	—	—	—
Craig Williams	30,355	—	82.36	2/10/2029
	36,095	—	83.12	8/1/2029
	23,070	7,690(4)	97.61	8/1/2030
	15,710	15,710(5)	167.51	8/1/2031
	9,466	28,398(6)	114.30	8/1/2032
	—	82,743(7)	109.40	8/1/2033	61,205	5,817,535	10,880	1,034,144
(1)Stock options generally become exercisable in four equal installments on each of the first four anniversaries of the grant date.

45 NIKE, INC.

(2)Reflects RSUs that vest as described in the table below. PSUs for the fiscal 2022 – 2024 performance period that were scheduled to cliff vest on August 1, 2024 were earned at 0% based on three-year Relative TSR.

NAME	FISCAL YEAR OF GRANT	NUMBER OF UNVESTED UNITS	VESTING SCHEDULE
John Donahoe II	2024	26,380	RSUs subject to three-year pro-rata vesting on 8/1/2024, 8/1/2025, and 8/1/2026
	2023	17,322	RSUs subject to three-year pro-rata vesting; 50% of the remaining units vest on 8/1/2024 and 50% vest on 8/1/2025
	2022	8,624	RSUs subject to three-year pro-rata vesting; 100% of the remaining units vest on 8/1/2024
Matthew Friend	2024	11,107	RSUs subject to three-year pro-rata vesting on 8/1/2024, 8/1/2025, and 8/1/2026
	2023	8,661	RSUs subject to three-year pro-rata vesting; 50% of the remaining units vest on 8/1/2024 and 50% vest on 8/1/2025
	2022	2,464	RSUs subject to three-year pro-rata vesting; 100% of the remaining units vest on 8/1/2024
	2021	15,069	RSUs subject to four-year pro-rata vesting; 100% of the remaining units vested on 6/1/2024
Heidi O'Neill	2024	11,107	RSUs subject to three-year pro-rata vesting on 8/1/2024, 8/1/2025, and 8/1/2026
	2023	8,661	RSUs subject to three-year pro-rata vesting; 50% of the remaining units vest on 8/1/2024 and 50% vest on 8/1/2025
	2022	2,874	RSUs subject to three-year pro-rata vesting; 100% of the remaining units vest on 8/1/2024
	2021	15,069	RSUs subject to four-year pro-rata vesting; 100% of the remaining units vested on 6/1/2024
Craig Williams	2024	11,107	RSUs subject to three-year pro-rata vesting on 8/1/2024, 8/1/2025, and 8/1/2026
	2023	4,207	RSUs subject to three-year pro-rata vesting; 50% of the remaining units vest on 8/1/2024 and 50% vest on 8/1/2025
	2023	13,880	RSUs scheduled to vest in two equal tranches on 1/10/2024 and 7/10/2025; 100% of the remaining units vest on 7/10/2025
	2022	1,396	RSUs subject to three-year pro-rata vesting; 100% of the remaining units vest on 8/1/2024
	2021	30,615	RSUs scheduled to vest in two equal tranches on 7/10/2022 and 7/10/2024; 100% of the remaining units vested on 7/10/2024
(3)Reflects PSUs that vest as described in the table below, assuming performance at the threshold level (25%). In each case, PSUs will be earned between 0% and 200% based on Relative TSR over the applicable three-year performance period and subject to the People & Planet modifier.

NAME	FISCAL YEAR OF PERFORMANCE PERIOD	NUMBER OF UNEARNED, UNVESTED UNITS	VESTING SCHEDULE
John Donahoe II	2024 – 2026	21,983	Any earned units will cliff vest on 8/1/2026
	2023 – 2025	18,328	Any earned units will cliff vest on 8/1/2025
Matthew Friend	2024 – 2026	9,256	Any earned units will cliff vest on 8/1/2026
	2023 – 2025	4,640	Any earned units will cliff vest on 8/1/2025
Heidi O'Neill	2024 – 2026	9,256	Any earned units will cliff vest on 8/1/2026
	2023 – 2025	4,640	Any earned units will cliff vest on 8/1/2025
Craig Williams	2024 – 2026	9,256	Any earned units will cliff vest on 8/1/2026
	2023 – 2025	1,624	Any earned units will cliff vest on 8/1/2025
(4)100% of these options will vest on August 1, 2024.
(5)50% of these options will vest on August 1, 2024 and 50% will vest on August 1, 2025.
(6)33.3% of these options will vest on August 1, 2024, 33.3% will vest on August 1, 2025, and 33.3% will vest on August 1, 2026.
(7)25% of these options will vest on August 1, 2024, 25% will vest on August 1, 2025, 25% will vest on August 1, 2026, and 25% will vest on August 1, 2027.

2024 PROXY STATEMENT 46

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2024
The following table sets forth information concerning stock option exercises and vesting of RSUs during fiscal 2024 for each of the Named Executive Officers on an aggregated basis.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
John Donahoe II	—	—	29,590	3,237,146
Matthew Friend	—	—	25,828	2,738,635
Heidi O'Neill	—	—	26,239	2,783,598
Mark Parker	330,000	21,727,750	—	—
Craig Williams	—	—	18,748	1,972,887
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information regarding outstanding awards and shares available for future issuance under equity compensation plans approved by shareholders and equity compensation plans that were not approved by shareholders as of May 31, 2024. The table does not reflect issuances made during fiscal 2025.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
PLAN CATEGORY	(a)		(b)	(c)
Equity compensation plans approved by shareholders	82,810,677	(2)	$98.10	90,575,352	(3)
Equity compensation plans not approved by shareholders	—		$0.00	2,576,605	(4)
Total	82,810,677		$98.10	93,151,957
(1)Weighted-average exercise prices do not reflect the shares that will be used upon the payment of outstanding awards of RSUs and PSUs.
(2)Consists of 82,810,677 shares subject to awards of options, RSUs, PSUs (based on performance at the target level of 100%), and stock appreciation rights outstanding under the SIP.
(3)Includes 80,002,503 shares available for future issuance under the SIP and 10,572,849 shares available for future issuance under the Employee Stock Purchase Plan.
(4)Consists of 2,576,605 shares available for future issuance under the Foreign Subsidiary Employee Stock Purchase Plan, pursuant to which shares are offered and sold to employees of selected non-U.S. subsidiaries of the Company on substantially the same terms as those offered to U.S. employees under the shareholder-approved Employee Stock Purchase Plan as described in the section above titled "Compensation Discussion and Analysis—Compensation of our Named Executive Officers—Other Compensation—Employee Stock Purchase Plan".

47 NIKE, INC.

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2024

NAME	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN FISCAL 2024(1)	AGGREGATE EARNINGS IN FISCAL 2024	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN FISCAL 2024	AGGREGATE BALANCE AT MAY, 31 2024(1)
John Donahoe II	DCP	—	$174,747	—	$973,287
Matthew Friend	DCP	—	$107,013	—	$680,528
Heidi O'Neill	DCP	$453,000	$796,756	—	$5,877,155
Mark Parker	DCP	$250,000	$3,885,900	—	$32,527,216
Craig Williams	DCP	$816,365	$98,500	—	$1,084,448
(1)All amounts reported in the Executive Contributions column are also included in amounts reported in the Summary Compensation Table. Of the amounts reported in the Aggregate Balance column, the following amounts have been reported in the Summary Compensation Tables in this proxy statement or in prior year proxy statements: Mr. Donahoe, $63,695; Mr. Friend, $9,503; Ms. O'Neill, $1,660,906; Mr. Parker, $22,435,929; and Mr. Williams, $816,365.
NON-QUALIFIED DEFERRED COMPENSATION PLANS
The Named Executive Officers are eligible to participate in our Deferred Compensation Plan (the "DCP"). Participants in the DCP may elect in advance to defer up to 75 percent of their annual base salary, and up to 100 percent of their bonus.
We may make annual profit sharing contributions to defined contribution retirement plans. The contributions are allocated among eligible employees based on a percentage of their total salary and bonus for the year. To the fullest extent permitted under Internal Revenue Code limitations, these contributions are made to employees' accounts under our qualified 401(k) Savings and Profit Sharing Plan. Contributions based on salary and bonus in excess of the tax law limit ($330,000 for fiscal 2024) are made as NIKE contributions under the DCP.
Amounts deferred under the DCP are credited to a participant's account under the DCP. Each participant may allocate his or her account among any combination of the investment options available under the DCP. Participants' accounts are adjusted to reflect the investment performance of the investment options selected by the participants. Participants can change the allocation of their account balances daily. The investment options available under the DCP consist of 18 mutual funds with a variety of investment objectives and five risk-based portfolios. The investment options had annual returns in fiscal 2024 ranging from -5% to 11%. Amounts credited to participants' accounts are invested by us in actual investments matching the investment options selected by the participants to ensure that we do not bear any investment risk related to participants' investment choices.
The portion of a participant's account attributable to elective deferrals, including investment returns, is fully vested at all times. The portion of a participant's account attributable to NIKE contributions, including investment returns, is fully vested after the participant has been employed by us for five years. All of the Named Executive Officers are fully vested in their NIKE contributions.
Each time they elect to defer compensation, participants make an election regarding distribution of the compensation deferred under the election (as adjusted to reflect investment performance). A participant may elect for distribution to be made in a lump sum at the beginning of a predetermined year while the participant is still employed or in service (but no sooner than the fourth year after the year in which the distribution election is submitted). Alternatively, a participant may elect for distribution to be made in a lump sum or in quarterly installments over five, ten or fifteen years after termination of employment or service. Participants have limited rights to change their distribution elections. Participants may make a hardship withdrawal under certain circumstances. Subject to certain limitations, a participant may also at any time request to withdraw amounts from his or her account balance that were vested as of December 31, 2004 (and any subsequent investment returns on such amount). If such request is approved, the participant may withdraw 90% of the amount requested, and the remaining 10% will be permanently forfeited.

2024 PROXY STATEMENT 48

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
CHANGE-IN-CONTROL COMPENSATION — ACCELERATION OF EQUITY AWARDS
All unvested stock option, RSU, and PSU awards are subject to accelerated vesting upon the occurrence of two events (a "double-trigger"): there is a "change-in-control"; and the Named Executive Officer's employment is terminated by us without "cause" or by the Named Executive Officer for "good reason", in each case between the change-in-control (or shareholder approval of the change-in-control, if earlier) and the second anniversary of the change-in-control. Stock options will be exercisable for four years following termination of employment, but not beyond each option's original 10-year term. PSUs will vest at 100% of target. Accelerated vesting of stock options, RSUs, and PSUs will also occur if we are acquired and the acquiring company does not assume the outstanding options, RSUs, or PSUs. For purposes of our stock awards, "change-in-control" is generally defined to include:
•the acquisition by any person of 50% or more of our outstanding Class A Stock or, if the Class A Stock no longer elects a majority of directors, the acquisition by any person of 30% or more of our total outstanding Common Stock;
•the nomination (and subsequent election) in a two-year period of a majority of our directors by persons other than the incumbent directors;
•a sale of all or substantially all of our assets; and
•an acquisition of NIKE through a merger, consolidation, or share exchange.
For purposes of our equity awards in connection with a change-in-control, "cause" generally includes willful and continued failure to substantially perform assigned duties and willful engagement in illegal conduct materially injurious to us, and "good reason" generally includes a material diminution in position or duties, a salary reduction or material reduction in other benefits, and a home office relocation of over 50 miles.
The following table shows the estimated benefits that would have been received by the Named Executive Officers if double-trigger accelerated vesting had occurred on May 31, 2024, when the closing price of our Class B Stock was $95.05 per share.

NAME	STOCK AWARD ACCELERATION(1)	STOCK OPTION ACCELERATION(2)	TOTAL
John Donahoe II	$23,227,654	—	$23,227,654
Matthew Friend	$9,414,321	—	$9,414,321
Heidi O'Neill	$9,453,292	—	$9,453,292
Mark Parker	—	—	—
Craig Williams	$10,364,062	—	$10,364,062
(1)Information regarding unvested RSUs and PSUs held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the number of unvested RSUs and PSUs (at 100% of target) multiplied by the closing price of our Class B Stock on May 31, 2024.
(2)Information regarding outstanding unvested stock options held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. No amounts are shown in the table above because those unvested stock options are all underwater at the per share closing price of our Class B Stock on May 31, 2024.
BENEFITS TRIGGERED ON CERTAIN EMPLOYMENT TERMINATIONS
STOCK OPTION ACCELERATION AND EXTENSION
As of May 31, 2024, each Named Executive Officer held stock options as listed in the Outstanding Equity Awards table above. Under the terms of the stock options held by each Named Executive Officer, upon the death or disability of the holder (or with respect to Mr. Donahoe's performance-based stock options, his termination without "cause"), all unvested options will vest and will be exercisable for four years following termination of employment, but not beyond each option's original 10-year term. If death or disability of a Named Executive Officer had occurred on May 31, 2024, the aggregate value of those options is as set forth in the "Stock Option Acceleration" column of the Change-in-Control Compensation – Acceleration of Equity Awards table above.
Under the terms of the stock options held by each Named Executive Officer that were granted after fiscal 2020, upon a termination of employment due to a "divestiture" or "reduction in force" that occurs at least six months following the grant date, and subject to the holder signing a general waiver and release of claims, options that are scheduled to vest within one year following the termination will vest and all vested options will be exercisable for one year following termination of employment, but not beyond each option's original 10-year term. The value of the unvested stock options held by each Named Executive Officer as of May 31, 2024 that would have become vested if a termination due to a "divestiture" or "reduction in force" had occurred on that date is $0 for each Named Executive Officer.

49 NIKE, INC.

Under the terms of the stock options held by the Named Executive Officers, options that have been outstanding for at least one year will be subject to continued vesting if the holder retires after reaching age 55 with at least 5 years of service (or accelerated vesting if the holder retires after reaching age 60 with at least 5 years of service), and vested options will be exercisable for four years following termination of employment, but not beyond each option's original 10-year term. The value of the unvested stock options held by each Named Executive Officer as of May 31, 2024 that would have continued to vest (or received accelerated vesting) if the NEO had retired on that date is $0 for each Named Executive Officer. Mr. Friend is not eligible for retirement vesting because he has not reached age 55.
STOCK AWARD ACCELERATION
As of May 31, 2024, the Named Executive Officers held unvested RSUs and PSUs as set forth in the Outstanding Equity Awards table above. Under the terms of their award agreements, all unvested RSUs (excluding a transition award granted to Mr. Williams) and PSUs will immediately vest upon the death or disability of the holder, with PSUs vesting at 100% of target. The value of the unvested RSUs and PSUs held by each Named Executive Officer as of May 31, 2024 that would have become vested if death or disability had occurred on that date is as set forth in the "Stock Award Acceleration" column of the Change-in-Control Compensation — Acceleration of Equity Awards table above.
Under the terms of the RSUs that were granted to the Named Executive Officers after fiscal 2020 (excluding stock-based transition awards granted to Messrs. Friend and Williams and Ms. O'Neill) and all PSUs held by the Named Executive Officers, upon a termination of employment due to a "divestiture" or "reduction in force" that occurs at least six months following the grant date, and subject to the holder signing a general waiver and release of claims, RSUs and PSUs that are scheduled to vest within one year following the termination will vest, with PSUs vesting at 100% of target. The value of the unvested RSUs and PSUs held by each Named Executive Officer as of May 31, 2024 that would have become vested if a termination due to a "divestiture" or "reduction in force" had occurred on that date is $5,406,729 for Mr. Donahoe, $1,583,438 for Mr. Friend, $1,622,409 for Ms. O’Neill, $0 for Mr. Parker, and $1,094,596 for Mr. Williams.
PAYMENTS UNDER NONCOMPETITION AGREEMENTS
We have a noncompetition agreement with Mr. Donahoe that extends for 18 months following the termination of his employment with us and a noncompetition agreement with Mr. Parker that extends for two years following the termination of his employment with us. Under these agreements, if Mr. Donahoe's employment is terminated by us without "cause" (as defined in his agreement), or if Mr. Parker's employment is terminated by us, we will make monthly payments to the executive during the noncompetition period in an amount equal to one-twelfth of his then current annual salary and target PSP award ("Annual NIKE Income"). The agreements provide further that if the executive voluntarily resigns, we will make monthly payments to him during the noncompetition period in an amount equal to one-twenty-fourth of his then current Annual NIKE Income. However, commencement of the above-described monthly payments will be delayed until after the six-month period following the executive's separation from service, and all payments that he would otherwise have received during that period will be paid in a lump sum promptly following the end of the period, together with interest at the prime rate. If employment is terminated without "cause" (as defined in the applicable agreement), the parties may mutually agree to waive the covenant not to compete, and if employment is terminated for "cause", we may unilaterally waive the covenant. If the covenant is waived, we will not be required to make the payments described above for the months as to which the waiver applies. Assuming that Mr. Donahoe's employment had been terminated on May 31, 2024 and the covenant was not waived, during the 18-month period ending November 30, 2025 we would have been required to pay Mr. Donahoe $375,000 per month if the termination was by us without "cause", or $187,500 per month if he had voluntarily resigned. Assuming that Mr. Parker's employment had been terminated on May 31, 2024 and the covenant was not waived, during the 24-month period ending May 31, 2026 we would have been required to pay Mr. Parker $83,333 per month if the termination was by us, or $41,667 per month if he had voluntarily resigned.
We have noncompetition agreements with each of the other Named Executive Officers on generally the same terms as Mr. Donahoe, except that the noncompetition period is one year, we may unilaterally waive the covenant in all cases (including a termination without "cause"), the monthly payments are one-twelfth or one-twenty-fourth of the executive's then current annual salary (instead of their Annual NIKE Income), and payments may commence on termination. Assuming that the employment of each of these Named Executive Officers had been terminated by us without "cause" on May 31, 2024 and the covenants were not waived, we would have been required to pay $104,167 to each of Messrs. Friend and Williams and Ms. O'Neill on a monthly basis for the 12-month period ending May 31, 2025. Assuming that each of these Named Executive Officers had voluntarily resigned on May 31, 2024 and the covenants were not waived, we would have been required to pay $52,083 to each of Messrs. Friend and Williams and Ms. O'Neill on a monthly basis for the 12-month period ending May 31, 2025.
CEO PAY RATIO
NIKE's pay and benefits are designed to be competitive and equitable, meet the diverse needs of our global teammates, and reinforce our values. We pay for performance and impact by linking incentive pay to Company performance and seek to invest in positive experiences that have the greatest impact on the engagement and well-being of our employees. The executive

2024 PROXY STATEMENT 50

compensation program is highly incentive-based and weighted towards long-term awards to emphasize long-term performance and support retention. Our executive compensation program is designed to attract and retain top-tier talent in a competitive market and to "pay for performance" in order to drive business results and maximize shareholder value.
For fiscal 2024, our last completed fiscal year:
•The employee identified at the median of all NIKE employees (other than our CEO) was a retail store employee in Canada;
•The annual total compensation of the median employee was $38,462;
•The annual total compensation of our CEO, Mr. Donahoe, was $29,184,701; and
•The estimated ratio of the annual total compensation of our CEO to the median annual total compensation of all other NIKE employees was 759 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
METHODOLOGY
For purposes of calculating this pay ratio, we used the same median employee that was identified in fiscal 2022, as we believe there has been no change in our employee population, our compensation arrangements, or our median employee's circumstances that would significantly affect our pay ratio disclosure. The determination of the median employee was made in fiscal 2022 using the methodology described below, and the median employee's fiscal 2024 annual total compensation was calculated based on the Summary Compensation Table rules used for our Named Executive Officers (in accordance with Item 402(c)(2)(x) of Regulation S-K).
FISCAL 2022 METHODOLOGY
We use the first business day in May as the date to determine the median employee. The first business day in May for fiscal 2022 was May 2, 2022. At that time, we had approximately 77,239 employees globally. After applying the "de minimis exemption" under the SEC rules, which permits us to exclude non-U.S. employees accounting for 5% or less of our total employee population, we excluded the 3,656 employees in the jurisdictions identified below, and our employee population consisted of approximately 73,583 employees.

Slovenia	1	Denmark	68	Malaysia	206
Sri Lanka	4	Uruguay	71	Thailand	206
United Arab Emirates	5	Czech Republic	73	South Africa	207
Croatia	6	Hungary	82	Vietnam	252
Philippines	19	Indonesia	85	Israel	266
Macau	42	Ireland	87	Poland	276
New Zealand	44	Switzerland	113	Chile	285
Norway	45	Greece	135	Hong Kong	323
Sweden	55	Portugal	148	Turkey	340
Brazil	61	Austria	151
Of the 73,583 employees included in the CEO Pay Ratio calculation, approximately 75% were full-time, 49% were in retail jobs, and 51% were located in the United States.
To identify our median employee we calculated annual compensation for fiscal 2022 based on base salary or hourly wages, as applicable. For the majority of our employees, base salary or hourly wages comprise the majority of their compensation. To determine wages for hourly employees, we used each individual's pay rate and estimated scheduled hours in the applicable Human Resources system of record.
After determining the annual compensation for our employee population as described above, we identified a subset of approximately 100 individuals representing the potential median employee population. For this subset, we calculated each employee's annual total compensation in U.S. dollars for fiscal 2022 based on the Summary Compensation Table rules used for our Named Executive Officers (in accordance with Item 402(c)(2)(x) of Regulation S-K). Compensation for permanent employees hired during the fiscal year was annualized, compensation for non-U.S. employees was converted into U.S. dollars using the

51 NIKE, INC.

applicable currency conversion rate as reported in the Human Resources system of record for the median employee determination date, and the median employee was then selected from this subset.
PAY VERSUS PERFORMANCE
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. The Compensation Committee did not consider the pay versus performance disclosure below in making its compensation decisions for any of the fiscal years shown. For discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the section above titled "Compensation Discussion and Analysis".
PAY VERSUS PERFORMANCE TABLE
The following table sets forth compensation information of our CEO and our non-CEO NEOs and Company performance for the fiscal years listed below, in accordance with Item 402(v) of Regulation S-K.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR CEO(1)(2)	COMPENSATION ACTUALLY PAID TO CEO(1)(3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOs(1)(4)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NEOs(1)(5)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON		NET INCOME(7) (IN MILLIONS)	ADJUSTED REVENUE(8) (IN MILLIONS)
					TOTAL SHAREHOLDER RETURN(6)	PEER GROUP TOTAL SHAREHOLDER RETURN(6)
2024	$29,184,701	$13,158,408	$9,804,553	$5,812,537	$100.23	$124.83	$5,700	$51,656
2023	$32,789,885	$29,391,856	$10,117,055	$7,259,680	$109.51	$116.84	$5,070	$52,593
2022	$28,838,060	$19,617,425	$9,185,111	$7,482,733	$122.26	$120.40	$6,046	$47,406
2021	$32,920,708	$77,444,844	$17,107,315	$28,986,814	$139.58	$141.30	$5,727	$43,769
(1)     John Donahoe II served as the Company's CEO for each fiscal year presented. For fiscal 2024, the individuals comprising the non-CEO NEOs were Matthew Friend, Heidi O’Neill, Mark Parker, and Craig Williams. For fiscal 2023, 2022, and 2021, the individuals comprising the non-CEO NEOs were Matthew Friend, Andrew Campion, Heidi O'Neill, and Mark Parker.
(2)     Represents the amount of total compensation reported for our CEO, Mr. Donahoe, in the "Total" column of the "Summary Compensation Table" for each fiscal year presented.
(3)    The dollar amounts reported in the "Compensation Actually Paid to CEO" column have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the CEO. These amounts reflect the amount set forth in the "Total" column of the "Summary Compensation Table" for each fiscal year presented, with certain adjustments as described in the table below, in accordance with the requirements of Item 402(v) of Regulation S-K:

2024
Summary Compensation Table ("SCT") total for CEO	$29,184,701
Deduction for amounts reported under the "Stock Awards" column in the SCT	$12,400,986
Deduction for amounts reported under the "Option Awards" column in the SCT	$6,836,722
Total deductions from SCT	$19,237,708
Year end fair value of equity awards	$12,176,020
Change in fair value of outstanding and unvested equity awards	$(9,749,162)
Change in fair value of equity awards granted in prior years that vested in the year	$577,093
Value of dividends on stock awards	$207,464
Total adjustments	$3,211,415
Compensation actually paid	$13,158,408
Equity valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the grant date; adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. PSU grant date fair values are calculated using a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date; adjustments have been made using a revised Monte Carlo valuation as of fiscal year end. RSU grant date fair values are calculated using the stock price as of the grant date; adjustments have been made using the stock price as of fiscal year end and as of each vesting date.
(4)    Represents the average of the amounts of total compensation reported for our non-CEO NEOs, as a group, in the "Total" column of the "Summary Compensation Table" for each fiscal year presented.
(5)    The dollar amounts reported in the "Average Compensation Actually Paid to Non-CEO NEOs" column have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the non-CEO NEOs. These amounts reflect the average of the amounts set forth in the "Total" column of the "Summary Compensation Table" for each fiscal year presented for the applicable non-CEO NEOs, with certain adjustments as described in the table below, in accordance with the requirements of Item 402(v) of Regulation S-K:

2024 PROXY STATEMENT 52

2024
Average Summary Compensation Table total for non-CEO NEOs	$9,804,553
Deduction for amounts reported under the "Stock Awards" column in the SCT	$3,916,105
Deduction for amounts reported under the "Option Awards" column in the SCT	$2,673,012
Total deductions from SCT	$6,589,117
Year end fair value of equity awards	$4,243,697
Change in fair value of outstanding and unvested equity awards	$(1,980,907)
Change in fair value of equity awards granted in prior years that vested in the year	$246,437
Value of dividends on stock awards	$87,874
Total adjustments	$2,597,101
Average compensation actually paid	$5,812,537
Equity valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the grant date; adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. PSU grant date fair values are calculated using a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date; adjustments have been made using a revised Monte Carlo valuation as of fiscal year end. RSU grant date fair values are calculated using the stock price as of the grant date; adjustments have been made using the stock price as of fiscal year end and as of each vesting date.
(6)    Peer group total shareholder return ("TSR") uses the Dow Jones U.S. Footwear Index, which the Company also uses in the stock performance graph required by Item 201(e) of Regulation S-K included in the Company's Annual Report on Form 10-K for fiscal 2024. These comparisons assume $100 (including reinvested dividends) was invested for the period starting May 31, 2020 through the end of the listed fiscal year in (a) the Company and (b) the Dow Jones U.S. Footwear Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(7)    Reflects net income calculated in accordance with generally accepted accounting principles ("GAAP") in the Company's Consolidated Statements of Income included in the Company's Annual Reports on Form 10-K for the applicable fiscal year.
(8)    Represents the most important financial performance measure used to link Company performance to compensation actually paid ("CAP") to our CEO and non-CEO NEOs in fiscal 2024, as required pursuant to Item 402(v) of Regulation S-K. Adjusted Revenue is a non-GAAP financial measure calculated based on GAAP revenue excluding the impact of acquisitions and divestitures; changes in accounting principles; unanticipated restructurings; unanticipated exchange rate fluctuations; other extraordinary, unusual, or infrequently occurring items; and for fiscal 2021, the unanticipated impact from Nike Virtual Studios and RTFKT. We may determine a different financial performance measure to be the most important financial performance measure in future years.
DESCRIPTION OF RELATIONSHIPS
The following charts show graphically the relationships over the past four fiscal years of the CAP amounts for our CEO and non-CEO NEOs as compared to our cumulative TSR, peer group TSR, GAAP net income, and Adjusted Revenue as well as the relationship between TSR and peer group TSR.
CAP VERSUS COMPANY TSR & PEER GROUP TSR

53 NIKE, INC.

CAP VERSUS NET INCOME
CAP VERSUS ADJUSTED REVENUE
TABULAR LIST OF PERFORMANCE METRICS
The following table lists the three financial performance measures that, in the Company's assessment, represent the most important performance measures used to link CAP for our NEOs to Company performance for fiscal 2024.

Adjusted Revenue
Adjusted EBIT
Stock price
.

2024 PROXY STATEMENT 54

AUDIT MATTERS

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit & Finance Committee of the Board has sole authority to retain, with shareholder ratification, the Company's independent registered public accounting firm. The Audit & Finance Committee directly oversees the firm's work with respect to the annual audit of the Company's consolidated financial statements and internal control over financial reporting and approves all audit engagement fees and terms. At least annually, the Audit & Finance Committee evaluates the independent registered public accounting firm's qualifications, performance, and independence, including a review and evaluation of its lead partner. The Audit & Finance Committee is also involved in the selection of the new lead engagement partner following mandated rotation of the firm’s lead partner, and is responsible for considering the benefits of rotation of the Company’s independent registered public accounting firm.
The Audit & Finance Committee has appointed PricewaterhouseCoopers LLP ("PwC") to audit the Company's consolidated financial statements and internal control over financial reporting for the fiscal year ending May 31, 2025 and to render other professional services as required.
PwC has served as the Company's independent registered public accounting firm for many years. The Audit & Finance Committee and the Board believe that the continued retention of PwC as the independent registered public accounting firm is in the best interests of the Company and its shareholders.
Accordingly, the Audit & Finance Committee is submitting the appointment of PwC to shareholders for ratification. If the appointment is not ratified by our shareholders, the Audit & Finance Committee may reconsider whether it should appoint another independent registered public accounting firm.
Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.
Aggregate fees billed by the Company's independent registered public accounting firm, PwC, for audit services related to the most recent two fiscal years, and for other professional services incurred in the most recent two fiscal years, were as follows:

TYPE OF SERVICE	2024	2023
Audit Fees(1)	$20.2 million	$18.7 million
Audit-Related Fees(2)	0.5 million	0.3 million
Tax Fees(3)	0.1 million	0.2 million
All Other Fees(4)	1.4 million	0.8 million
Total	$22.2 million	$20.0 million
(1)Comprises the audits of the Company's annual financial statements and internal controls over financial reporting, and reviews of the Company's quarterly financial statements, as well as statutory audits of Company subsidiaries, attest services, and consents to SEC filings.
(2)Comprises services including consultations regarding financial accounting and reporting.
(3)Comprises services for tax compliance, tax planning and tax advice. Tax compliance includes services for compliance related tax advice, as well as the preparation and review of both original and amended tax returns for the Company and its consolidated subsidiaries. Tax fees for fiscal 2024 primarily consist of fees related to tax planning. Tax fees for fiscal 2023 primarily consist of fees related to tax compliance.
(4)Comprises other miscellaneous services.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit & Finance Committee established policies and procedures under which all audit and non-audit services performed by the Company's independent registered public accounting firm must be approved in advance by the Audit & Finance Committee. During fiscal 2024 and fiscal 2023, all such services performed by, and fees paid to, PwC were approved in advance.

BOARD RECOMMENDATION

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2025.

55 NIKE, INC.

REPORT OF THE AUDIT & FINANCE COMMITTEE
The Audit & Finance Committee has:
•Reviewed and discussed the audited financial statements with management.
•Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.
•Received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants' communications concerning independence, and has discussed with the independent accountant the independent accountant's independence.
•Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
Members of the Audit & Finance Committee:
•Alan Graf, Jr., Chair
•Maria Henry
•Peter Henry
•Robert Swan

2024 PROXY STATEMENT 56

SHAREHOLDER PROPOSALS

PROPOSAL 4 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING SUPPLEMENTAL PAY EQUITY DISCLOSURE

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Robert and Mary McInnes, c/o Arjuna Capital, 13 Elm Street, Manchester, MA 01944, beneficial owners of at least $25,000 of Class B Stock, submitted the Proposal. The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE's response which follows the shareholder proposal.

Racial and Gender Pay Gaps

Whereas: Pay inequities persist across race and gender and pose substantial risk to companies and society at large. Black workers' hourly median earnings represent 81 percent of white wages. The median income for women working full time is 84 percent that of men. Intersecting race, Black women earn 73 cents and Latina women 65 cents. At the current rate, women will not reach pay equity until 2059, Black women until 2130, and Latina women until 2224.

Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional income. PwC estimates closing the gender pay gap could boost Organization for Economic Cooperation and Development countries’ economies by 2 trillion dollars annually.

Actively managing pay equity is associated with improved representation, and diversity is linked to superior stock performance and return on equity. Minorities represent 41 percent of Nike’s workforce and 34 percent of leadership. Women represent 51 percent of Nike's workforce and 44 percent of leadership.[1]

Best practice pay equity reporting consists of two parts:

1. unadjusted median pay gaps, assessing equal opportunity to high paying roles,
2. statistically adjusted gaps, assessing pay between minorities and non-minorities, men and women, performing similar roles.

Nike reports only statistically adjusted gaps but ignores unadjusted gaps, which address structural bias women and minorities face regarding job opportunity and pay, particularly when men hold most higher paying jobs. Median pay gaps show, quite literally, how Nike assigns value to employees through the roles they inhabit and pay they receive. Median gap reporting also provides a digestible and comparable data point to determine progress over time.

Racial and gender median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, Organization for Economic Cooperation and Development, and International Labor Organization. The United Kingdom and Ireland mandate disclosure of median gender pay gaps. Nike discloses data for United Kingdom employees, reporting a median hourly gender pay gap of 5 percent and median bonus gap of 11 percent.[2]

Resolved: Shareholders request Nike report on median pay gaps across race and gender, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings (Wikipedia/OECD, respectively).

Supporting Statement: An annual report adequate for investors to assess performance could, with board discretion, integrate base, bonus and equity compensation to calculate:
•percentage median gender pay gap, globally and/or by country, where appropriate
•percentage median racial/minority/ethnicity pay gap, US and/or by country, where appropriate

[1] https://about.nike.com/en/newsroom/releases/fy23-nike-inc-impact-report
[2] https://web.archive.org/web/20230314160211/https://media.about.nike.com/files/82af3407-4e4b-4b03-b704-43f54970f481/FY21_UK-Gender-Pay-Gap.pdf

57 NIKE, INC.

OPPOSITION STATEMENT
The Board of Directors recommends that shareholders vote AGAINST this proposal because:
•The Company remains committed to the principle of equal pay for equal work and to enhancing the representation of diverse individuals at all levels of the Company; and
•The Company's current initiatives and public disclosures provide our shareholders with more relevant information about the Company’s commitment to pay equity and increasing diversity, equity, and inclusion at all levels of the Company than the requested measure.

We remain committed to maintaining pay equity, increasing diversity and inclusivity at all levels of the Company, and providing transparency.

The Company is committed to fostering a diverse, equitable, and inclusive culture by focusing on representation, education, development, and community. We believe that diversity is a key component of innovation and strive to build a creative and inclusive environment, where all voices are welcomed and heard.

As part of this commitment, we maintain robust policies and programs to advance our diversity, equity, and inclusion ("DEI") goals throughout the Company, including ensuring we continue to provide equitable and competitive pay, maintain a diverse breadth of talent in our pipeline, and develop and support our female and U.S. racial and ethnic minority employees.

For example, the Company annually discloses our pay equity ratio in our annual Impact Report, which reflects our commitment to deliver equal pay for equal work. The Company defines pay equity as equal compensation for employees across gender, race, and ethnicity, who undertake the same work at the same career level, location, experience, and performance. The Company has achieved and maintained 100% pay equity across all employee levels on an annual basis. This includes a pay equity ratio of 1:1 achievement for women and U.S. racial and ethnic minorities from 2020 through 2023. We also continuously monitor, review and enhance our internal pay infrastructure through our Competitive Pay Management initiative, pursuant to which the Company, with the assistance of an independent third party, annually reviews our compensation and promotion practices across all geographies, functions, and business units to ensure the Company continues to provide competitive and equitable pay.

Complementing our commitment to maintaining pay equity, we prioritize increasing gender and racial diversity at all levels of the Company, including among the Company's leadership. Our annual Impact Report includes specific representation-related targets, including achieving 50% representation of women in the global corporate workforce and 45% in leadership positions, as well as 35% representation of racial and ethnic minorities in our U.S. workforce and 30% representation of racial and ethnic minorities at the director level and above and above in the U.S., and it provides transparent workforce data that enables our shareholders to track the progress we have made over time in advancing diversity and achieving our targets. As of 2023, we have already achieved many diversity targets. For the second year in a row, the Company surpassed our target of achieving 50% representation of women in the global workforce, and women hold 44% of the positions at the VP level and above globally. Racial and ethnic minorities make up 41% of our U.S. workforce and hold 34% of positions at the director level and above in the U.S.

DEI principles are also integrated into the entire Talent agenda from the very beginning of our employees' experience, with measurement and leadership accountability throughout each employee's career. The Company provides DEI education/trainings, mentorship programs and resources to all employees, with the goal of supporting career growth, building diverse and inclusive teams, and fostering awareness and understanding.

While we have made strides in DEI, we recognize there is more to do. We have continued to expand our recruitment, development, and retention programs for diverse talent, including bolstering traditional executive and campus recruitment and strengthening our relationships with Historically Black Colleges and Universities ("HBCUs") and Hispanic-Serving Institutions ("HSIs"). The Company continues to work toward our 2025 target of investing $10 million over five years in HBCUs and HSIs in the form of scholarships and academic partnerships, investing $2.95 million in scholarship programs in 2023 alone. Innovative initiatives, such as the Serena Design Crew and Women in Nike programs, help to further build our pipeline of exceptional and diverse candidates, enhancing our commitment to DEI.

More information about our key initiatives and diversity metrics is available in the Diversity, Equity & Inclusion section of our website and in our annual Impact Report and EEO-1 Data Report, both of which are available through the Impact section of our website.

2024 PROXY STATEMENT 58

Our commitment to transparency in our current disclosures provides shareholders with meaningful information about our pay infrastructure and DEI goals and initiatives, and the requested median pay gap measure would not provide additional value.

As described above, we provide comprehensive information and data about our pay infrastructure, pay equity and workforce diversity on our website and in our annual Impact Report. We believe that a commitment to transparency helps to build trust with our shareholders and internal and external stakeholders and holds us accountable to our commitments, which is why we continue to provide such information to our shareholders.

In contrast, the median pay gap measure seeks to compare the pay of two employees whose compensation happens to fall at the midpoint of the pay range among those employees sharing the relevant gender, racial, or ethnic characteristic, without adjusting for relevant factors that can explain differences in pay, such as their different role, skills, performance, experience, tenure, or location. Although the Proposal is aimed at providing transparency with respect to pay equity and equal opportunity, this statistic does not demonstrate whether our women and racial and ethnic minority employees are being paid fairly for the roles that they are doing, nor does it accurately depict female or racial and ethnic representation at the Company's different locations around the globe.

Our shareholders would not benefit from a surrogate measurement of pay equity that ultimately does not provide any meaningful supplemental information to our existing disclosures. Our shareholders seem to agree since similar proposals received from the proponent in 2021 and 2023 received the support of only approximately 18% and 30% of votes cast, respectively.

In summary, the Board of Directors believes the Proposal is unnecessary because the Company already publicly discloses information and data with respect to our pay equity, DEI initiatives and workforce diversity that provides our shareholders with more meaningful insight into our policies and progress in this area than the unadjusted median pay gap disclosure requested by the Proposal would.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

59 NIKE, INC.

PROPOSAL 5 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING A SUPPLY CHAIN MANAGEMENT REPORT

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Tulipshare Ltd., c/o Tulipshare Capital LLC, 251 Little Falls Dr., Wilmington, DE 19808, beneficial owner of at least $25,000 of Class B Stock, submitted the Proposal. The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE's response which follows the shareholder proposal.

RESOLVED: Shareholders of Nike, Inc. ("Nike") request that the Board oversee and issue a report to shareholders, at reasonable cost and omitting proprietary information, assessing the effectiveness of its existing supply chain management infrastructure in ensuring alignment with Nike's equity goals and human rights commitments.

SUPPORTING STATEMENT: In the Board's discretion we recommend Nike's report include:
•Assessment of whether existing policies and implementation mechanisms, such as codes, guidance and supply chain contract terms ensure alignment throughout the value chain;
•Methodology and metrics to track and measure performance on forced labor and wage theft risks;
•Consistency with OECD Guidelines, UN Guiding Principles, and Sustainable Development Goals;
•Consideration of American Bar Association (ABA) Model Contract Clauses on human rights in the supply chain; and
•Whether the assessment yields any changes to Company policies, decision making, and implementation mechanisms.

WHEREAS: In the apparel industry, forced labor occurs both in the production of raw materials and during manufacturing, especially at lower tier suppliers. An estimated 27.6 million people are trapped in forced labor, with annual increases in forced labor driven entirely by the private economy.[1] UN Guiding Principles require corporate responsibility to respect human rights within operations and supply chains. Shareholders agree Nike should expand "opportunity for women"[2] considering a majority of Nike's garment workers are women[3] and the exacerbated human rights violations during the pandemic.[4]

Nike's impact report includes continued support for the UN Global Compact.[5] However, Nike’s communication on progress only meets six of seventeen Sustainable Development Goals.[6] Nike has not disclosed adequate analysis regarding the efficacy of traceability steps taken to address the risks of alleged Uyghur forced labor across its supply chain tiers, nor does Nike disclose engagement with affected rightsholders or whether remedies are satisfactory to victims; KnowTheChain identified Nike policies in need of improvement: purchasing practices, worker voice, and remedy.[7]

In 2022, the EU adopted a Directive on corporate sustainability due diligence in global value chains, requiring companies like Nike to identify, prevent, end or mitigate adverse impacts on human rights.[8] This Directive sets obligations, penalties and liability for large companies, with respect to their own operations, subsidiaries, and business partners.[9]

In 2023, garment-worker unions and labor-rights groups filed a complaint alleging Nike's treatment of workers and unpaid wages violated OECD guidelines.[10] Nike allegedly owes an estimated $1.4 million in unpaid wages to Cambodian garment workers,[11] with Nike's overall wage theft from workers alleged at $28 million.[12]

One possible approach for Nike to fulfil its responsibility to avoid causing or contributing to adverse human rights impacts in its supply chain is deployment of the ABA’s Model Contract Clauses. The contract clauses are aimed at ensuring responsible purchasing practices, such as reasonable assistance to suppliers, responsible exit, and victim remedies.[13]

[1] https://www.ilo.org/wcmsp5/groups/public/---ed_norm/---ipec/documents/publication/wcms_854733.pdf
[2] https://about.nike.com/en/newsroom/statements/a-letter-from-our-president-and-ceo
[3] https://manufacturingmap.nikeinc.com/
[4] https://www.payyourworkers.org/ramatex
[5] https://purpose-cms-preprod01.s3.amazonaws.com/wp-content/uploads/2022/03/17210319/FY21_NIKE-Impact-Report.pdf
[6] https://unglobalcompact.org/participation/report/cop/active/464879
[7] https://knowthechain.org/company/nike_2021/#resources
[8] https://ec.europa.eu/commission/presscorner/detail/en/ip_22_1145
[9] https://www.consilium.europa.eu/en/press/press-releases/2022/12/01/council-adopts-position-on-due-diligence-rules-for-large-companies/
[10] https://www.businessoffashion.com/articles/sustainability/worker-rights-nike-oecd-complaint-covid-19-pandemic-wage-theft/; https://globallaborjustice.org/wp-content/uploads/2023/02/OECD-Fact-Sheet-Nike.pdf
[11] https://www.business-humanrights.org/en/latest-news/cambodia-trade-unions-demand-nike-matalan-pay-garment-workers-from-closed-factory-14-million-in-unpaid-compensation-damages/
[12] https://asia.floorwage.org/wp-content/uploads/2022/02/Money-Heist_Book_Final-compressed.pdf
[13] https://www.americanbar.org/content/dam/aba/administrative/human_rights/contractual-clauses-project/mccs-full-report.pdf

2024 PROXY STATEMENT 60

OPPOSITION STATEMENT
The Board of Directors recommends that shareholders vote AGAINST this proposal because:
•The Company strongly believes in, and is committed to respecting, human and labor rights through our supply chain;
•The Company is continually working to facilitate world-class, safe, and healthy workplaces for the people making our products; and
•The Company's policies and current disclosure effectively articulate our long-standing commitment to human rights and sustainable sourcing, rendering the Proposal unnecessary.

The Company strongly believes in, and is committed to respecting, human and labor rights through our operations and supply chain.

The Company is deeply committed to ethical and responsible manufacturing and to the goal that all people who make and move NIKE products are respected and valued. To inform the Company's practices, we look to the human rights defined in the Universal Declaration of Human Rights and the International Labour Organization’s ("ILO") Declaration on Fundamental Rights at Work and consider the UN Guiding Principles on Business and Human Rights and the OECD Guidelines for Multinational Enterprises as best practices for understanding and managing human rights risks and impacts. Using these standards, we developed our Supplier Code of Conduct ("Supplier Code") and Code Leadership Standards ("CLS"), which are publicly available on our website and set forth minimum standards that our suppliers must comply with when producing Company products, as well as procedures for ensuring compliance with such standards. Among other things, these policies include strict requirements regarding forced and child labor, excessive overtime, compensation, and freedom of association while also requiring compliance with all local and country-specific labor laws. The Company has progressively raised our expectations for our contract factories in recent years, including by broadening the definitions of employment fees to be borne by suppliers and strengthening the oversight requirements for labor agents recruiting and hiring foreign migrant workers in the Supplier Code and CLS.

In addition to updating our policies, the Company is constantly striving to enhance the impact of our practices, which is why in fiscal year 2023, the Company launched a Foreign Migrant Worker Enhanced Due Diligence program that adds a specialized approach to identify issues related to foreign migrant workers and forced labor beyond traditional labor, health, safety, and environment assessments. By the end of fiscal year 2023, we conducted enhanced due diligence assessments and remediation efforts at suppliers in countries and regions including Malaysia, Jordan, and Taiwan.

As discussed in our response to Proposal 6 on page 64 of this Proxy Statement, the Company monitors supplier compliance with the Supplier Code and CLS through regular internal and external third-party audits (both announced and unannounced) and various due diligence tools, and engages in investigation and, where necessary, remediation efforts in instances of noncompliance. Should a supplier fail to remediate any issues identified, it may be subject to sanctions, including potential termination of the supplier relationship. The Company's strategic suppliers also self-diagnose and report the effectiveness of their health and safety program using the Company's Culture of Safety Maturity Assessment (CoSMA) Tool. The Company validates the results of that self-assessment through worker feedback and by a third-party administered safety perception survey.

The Company takes a top-down approach to monitoring and assessing human rights-related risks. At the Board level, the Corporate Responsibility, Sustainability & Governance Committee reviews and evaluates the Company's significant strategies, activities, policies, investments, and programs regarding corporate purpose, including human rights. The Corporate Responsibility, Sustainability & Governance Committee also regularly engages with Company management to obtain appropriate information on the Company's supply chain management practices and efforts to promote human rights throughout our operations.

The Company works with suppliers, industry associations, brands, civil society, and other stakeholders to facilitate world-class, safe, and healthy workplaces for the people making our products.

The Company believes that addressing complex and critical human rights risks, like forced labor, requires multi-stakeholder collaboration. Leveraging information from external sources and supplier specific risks through the Company's own programs, the Company regularly evaluates and updates our systems to identify and address risks in the supply chain, including those related to forced labor.

The Company continues to collaborate with industry experts, partners, industry associations, stakeholders and other organizations to understand, evaluate, and address matters related to forced labor. The Company is a founding signatory to the American Apparel and Footwear Association and the Fair Labor Association's Apparel & Footwear Commitment on Responsible Recruitment and reaffirmed our support for the Commitment in 2023. The principles of the Commitment, centered on addressing risks for forced labor, are aligned with the Company's standards and the work we have been doing with our supply chain manufacturers for more than a decade. The Company is also a member of the Leadership Group for Responsible Recruitment, an initiative of the Institute for Human Rights and Business and is a member of the Responsible Labor Initiative, an initiative of the Responsible Business Alliance to further the Company's work and goals on eliminating forced labor risks in our supply chain.

61 NIKE, INC.

The Company is committed to sharing with our stakeholders how we manage social and environmental issues and impacts.

We set published goals and implement transparent policies to promote human and labor rights and the ethical production of our products, while sharing our progress and learnings along the way. The Company develops five-year targets to enhance the Company's sustainable sourcing practices, which are disclosed to shareholders, along with our annual progress towards those targets, in our annual Impact Report. Historically we have set an ambitious target of sourcing 100% from facilities that meet our foundational labor, health, safety, and environmental standards, focusing on finished goods manufacturing partners that we contract with directly. For our 2025 targets, we expanded the scope of this target to include key materials suppliers (supplying approximately 90% of our footwear uppers and apparel materials) and focus distribution centers (representing at least 80% of volume).

We have also published our Statement on Forced Labor, Human Trafficking and Modern Slavery for Fiscal Year 2023 on our website, which describes the Company's commitment to ethical and responsible manufacturing, our ongoing supplier diligence and monitoring practices to identify and assess potential forced labor risks, our processes for engaging with suppliers to prioritize the well-being of their workers, and our partnerships with various organizations to drive collaborative efforts to address critical human rights risks, such as forced labor. The Company also discloses the independent factories and materials suppliers used to manufacture the Company's products in an interactive and publicly available Nike Manufacturing Map and requires our finished goods suppliers to source materials from vendors that are compliant with the Company's Restricted Substances List, Supplier Code, and Traceability Standards.

In summary, the Company remains committed to integrating respect for people and the planet throughout the Company's entire business, including our contract supply chain. We believe that our decades of commitment to these issues have led to more effective and impactful solutions, and the Company is proud to share our initiatives and policies with our shareholders. The Board of Directors believes that the Company's policies and current disclosure effectively articulate our long-standing support for, and continued commitment to, human rights and sustainable sourcing, rendering the Proposal ineffective and unnecessary.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

2024 PROXY STATEMENT 62

PROPOSAL 6 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING WORKER-DRIVEN SOCIAL RESPONSIBILITY

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Domini Impact Equity Fund, 180 Maiden Lane, Suite 1302, New York, NY 10038, a beneficial owner of at least $25,000 of Class B Stock, and other co-filers, submitted the Proposal. The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE's response which follows the shareholder proposal.

RESOLVED: Shareholders request that Nike, Inc. ("Nike") publish a report evaluating how implementing worker-driven social responsibility principles and supporting binding agreements would impact the Company's ability to identify and remediate human rights issues in sourcing from high-risk countries.

WHEREAS: Nike has developed extensive corporate social responsibility (CSR) systems and initiatives in response to heightened scrutiny over exploitative and unsafe conditions in its global supply chains.

CSR approaches like Nike's can foster efficient supply chain-wide human rights risk assessment and oversight. However, evidence demonstrates that dominant CSR approaches, which rely heavily on social audits, often fail to identify, and remedy persistent rights abuses such as wage theft, inadequate health and safety or gender-based violence.[1] Sourcing from high-risk countries exposes Nike to increased risks of operational disruptions, legal liability, and reputational harm. CSR models face challenges in high-risk countries, where national regulation and enforcement of labor laws are inadequate or compromised, or where it is dangerous for workers or their representatives to report abuse and seek remediation.[2] For example, in spite of its existing programs, workers at Nike suppliers in Cambodia and Thailand are allegedly still owed $2.2 million in unpaid wages and benefits from 2020.[3]

Worker-driven social responsibility (WSR) principles were developed to protect the rights of workers, in response to the body of evidence illustrating that CSR approaches are insufficient.[4] WSR initiatives are led by workers, include binding agreements between workers and brands, and ensure independent monitoring. WSR initiatives also support timely and effective reporting of harms through grievance mechanisms and worker participation in the design and provision of remedy.[5] WSR initiatives are aligned with the United Nations Guiding Principles on Business and Human Rights and are effective even in contexts where workers are vulnerable to abuses and exploitation.[6]

For example, Nike supplier Hansae Vietnam, which had 26 separate social audits showing no rights violations in the same year that an investigation utilizing WSR principles unveiled extensive wage theft, forced and excessive overtime, unsafe conditions and abuse.[7] Vitally, using a WSR approach to remedy enabled full remediation of these issues.

Many of Nike's peers have taken steps to improve conditions for workers and remediate rights violations by employing WSR approaches or binding agreements with labor organizations, such as the International Accord and the Lesotho Agreement.[8] In contrast, Nike has not demonstrated the same level of due diligence in countries where binding agreements and WSR approaches to remedy are available and have proven to be essential in protecting vulnerable workers.

Evaluation of the impact of steps that could be taken to reinforce its due diligence, such as adopting and abiding by proven WSR solutions and binding agreements, would better position Nike to understand gaps in its efforts to mitigate legal, reputational, and human rights risks in high-risk countries.

[1] See e.g., Sarosh Kuruvilla, Private Regulation of Labor Standards in Global Supply Chains, Cornell University Press (2021); https://www.theguardian.com/sustainable-business/2016/jan/14/supply-chain-audits-failing-detect-abuses-report
[2] https://www.hrw.org/report/2022/11/21/only-instant-noodle-unions-survive/union-busting-cambodias-garment-and-tourism
[3] https://www.business-humanrights.org/en/latest-news/cambodia-thailand-investors-labour-rights-advocates-call-on-nike-to-pay-more-than-4000-garment-workers-unpaid-wages-of-22-million-incl-co-response/; https://www.iccr.org/joint-investor-letter-to-nike-on-outstanding-wage-payments/
[4] https://wsr-network.org/what-is-wsr/statement-of-principles
[5] https://fairfoodprogram.org/; https://electronicswatch.org/new-worker-driven-remedy-principles_2635094.pdf
[6] https://www.ohchr.org/sites/default/files/documents/publications/guidingprinciplesbusinesshr_en.pdf; https://www.ohchr.org/sites/default/files/2022-01/arp-note-meeting-effectiveness-criteria.pdf
[7] https://www.workersrights.org/factory-investigation/hansae-vietnam/
[8] https://internationalaccord.org/signatories/

63 NIKE, INC.

OPPOSITION STATEMENT
The Board of Directors recommends that shareholders vote AGAINST this proposal because:
•The Company has a fundamental respect for human rights throughout our operations, and we expect our suppliers to share in our commitment to respecting the rights of workers and advancing their welfare;
•The Company has established robust controls to identify, assess, and remediate human rights and labor issues throughout its operations and supply chain; and
•The Proposal is unnecessary because the Company already shares how it identifies, assesses, and manages human rights and labor risks and impacts throughout its supply chain.

The Company has established robust processes and practices to help identify, assess, and remediate human rights and labor issues throughout its operations and supply chain.

The Company aims to elevate human potential through our products, partnerships, and operations, which cannot be accomplished without a fundamental respect for human rights throughout our operations and supply chain.

The Company expects each of its suppliers to share in its commitment to respecting the rights of workers and advancing their welfare, with particular care for people with unique vulnerabilities such as women, migrants, and temporary workers. To that end, the Company requires each of its suppliers to comply with the minimum standards set forth in the Company's Supplier Code of Conduct ("Supplier Code") and Code Leadership Standards ("CLS") when producing Company products. These policies are aligned with international human rights standards and include strict requirements regarding forced and child labor, excessive overtime, compensation, and freedom of association, among other requirements.

We regularly monitor our supply chain for compliance with these standards. For example, the Company engages in regular human rights-related due diligence, risk assessment, and monitoring efforts, which includes the use of regular internal and external third-party audits (both announced and unannounced) in order to assess supplier compliance with the Company's standards and local law, as well as the use of due diligence tools to help identify recruitment of foreign migrant workers by NIKE suppliers as part of the Company's Foreign Migrant Worker Enhanced Due Diligence Program (which is described in more detail in the Company's response to Proposal 5 on page 61 of this Proxy Statement). Suppliers are also required to inform their employees and applicable subcontractors of the Company's Speak Up Portal, which allows for the anonymous reporting of Supplier Code and CLS concerns. In the event the Company becomes aware of allegations of noncompliance with the Supplier Code or CLS, the Company investigates and takes appropriate action as needed, which may include reinforcing the Company's standards and expectations with the supplier, working with the supplier to correct the issue and identify and address root causes, and/or terminating the supplier relationship.

As an industry leader, the Company also regularly seeks to improve its approach to understanding and evaluating working conditions in its supply chain and works with its suppliers to enhance their capabilities. For example, in 2017, the Company introduced the Engagement and Wellbeing ("EWB") Survey, a comprehensive, manufacturing-focused and actionable tool that enables suppliers (and the Company) to hear directly from their workers about their experiences. The EWB Survey results establish a baseline for the Company's EWB Program, which is committed to embedding capabilities within the Company's suppliers that help improve worker experience. As of the end of fiscal year 2023, the EWB Survey has been deployed at least once by all of the Company's strategic suppliers.

The Company advocates for better practices and greater transparency throughout our global supply chain, which is why we share how we manage social issues and impacts with our stakeholders.

The Company's website features a Responsible Sourcing page that includes its Supplier Code and CLS, as well as its Statement on Forced Labor, Human Trafficking and Modern Slavery for Fiscal Year 2023, which describes the Company's commitment to ethical and responsible manufacturing, the Company's ongoing supplier diligence and monitoring practices detailed above, how the Company engages with its suppliers to prioritize the well-being of their workers, and the Company's collaborations with various organizations to drive collaborative efforts to identify and address critical human rights risks, such as forced labor. The Responsible Sourcing page features additional resources related to the Company's responsible sourcing commitment, including details on the Company's supply chain industry collaborations, strategic compensation practices in the Company's supply chain, and the Company's Fair Labor association reaccreditation. The Company's annual Impact Report also describes the Company's approach to supply chain governance, human rights, and compliance.

In sum, the Board of Directors believes that the Proposal is unnecessary because the Company's policies and disclosures effectively articulate the Company's long-standing support for, and continued commitment to, human rights and responsible sourcing, including its robust processes for identifying, assessing, and addressing human rights and labor risks and impacts throughout its supply chain.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

2024 PROXY STATEMENT 64

PROPOSAL 7 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING ENVIRONMENTAL TARGETS

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Trium Sustainable Innovators funds, 60 Gresham Street, London EC2V 7BB, UK, a beneficial owner of at least $25,000 of Class B Stock, submitted the Proposal. The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE's response which follows the shareholder proposal.

WHEREAS: NIKE, Inc. pledged a robust sustainability agenda but fell short on most of its targets, casting doubt on its commitment and communication reliability.

Trium Sustainable Innovators' investment in NIKE, Inc. is based on the expectation that it can achieve profitable growth in the long term. We recognize differing investor views on achieving this. While we acknowledge the fashion industry's negative environmental impact and associated financial risks, we respect differing perspectives. However, inconsistent strategy communication and execution serve neither investor group well.

The FY20 NIKE, Inc. Impact Report indicates that only 7 of 19 targets set for FY15-20 were achieved. Several targets were missed significantly or showed no progress. Moreover, objectives were altered or discontinued when the company set out its targets for the FY20-25 period, as shown in the FY21 Impact Report.

Amongst the most noteworthy failures:

The target to reduce average product carbon footprint by 10% in FY15-20 saw no progress, Nike’s FY20 footprint per unit matched that of FY15. The FY21 Impact Report omits mention of the product carbon footprint, setting a less ambitious 10% waste reduction goal per unit for FY25 across manufacturing, DCs and HQs for FY25.

Five energy related targets were set, including achieving 100% renewable energy in owned sites by FY20 and four energy intensity goals. Progress toward the renewable energy target reached 48% in FY20, but energy intensity targets saw minimal progress and were discontinued in the FY21 Impact Report, with the renewable energy target postponed to FY25.

Three chemistry related targets (restricted substances and supplier wastewater management practices) were unmet in FY20 and discontinued in FY21 Impact Report. The current FY20-25 target focuses on "adopting clean chemistry alternatives for our 10 priority chemistries across our supply chain".

NIKE, Inc.'s explanations for these failures appear to absolve itself of responsibility, attributing them to "consumer preference" and "marketplace demand". This overlooks the company’s influence on demand through pricing, supply volumes, and product visibility on its direct sales channels.

We are disappointed by the firm's track record and lack of perseverance in reaching its self-imposed sustainability objectives.

BE IT RESOLVED: Shareholders request the Board of Directors prepare a report, at reasonable cost, omitting proprietary information, and published publicly within one year from the annual meeting date, and containing the following:
•An analysis of NIKE, Inc's failure to meet its self-imposed quantitative sustainability targets for FY15-20, now discontinued, and whether reinstating them is advisable.
•An analysis of NIKE, Inc's corporate governance around sustainability, examining the mechanisms in place to define, communicate and execute its sustainability strategy within the broader business strategy.
•A discussion of the potential additional measures NIKE, Inc could implement to ensure it achieves its sustainability objectives irrespective of consumer preference and marketplace demand.

65 NIKE, INC.

OPPOSITION STATEMENT
The Board of Directors recommends that shareholders vote AGAINST this proposal because:
•The Company already publicly reports its year-over-year progress towards achieving its Purpose-related targets as well as its processes for developing, monitoring, and executing on those targets in the Company’s annual Impact Report; and
•The Proposal would divert Company time and resources to the preparation of a report that would ultimately not provide additional value to the Company’s shareholders.

The Company sets ambitious goals to advance the three pillars of the Company’s Purpose: People, Planet, and Play.

The Company believes in the power of sport to move the world forward, and we recognize that as a global athletic market leader, the Company must set bold, ambitious goals to show what is possible for the greater industry. Since 2005, the Company has published five-year targets that represent multi-year commitments to drive meaningful impact, meet stakeholder expectations, and align with the Company's strategic and business priorities. Currently, the Company has adopted a set of 29 ambitious corporate targets for fiscal year 2020 to fiscal year 2025 across its three Purpose pillars: People, Planet, and Play, each of which is described in detail in the Company's annual Impact Report. These targets are designed to be bold but also attainable and measurable, with the goal of pushing the Company to the edges of what it can achieve in order to drive meaningful progress.

While the Company is committed to working towards its 2025 targets, it’s also striving to do more. Every five years, the Company unveils new targets that reflect a continuation of its key priorities but are updated to reflect the Company's most current, evolved approach to these priorities, based on what the Company has learned, how it has grown, and how the world has evolved in understanding and addressing these issues. For each adopted target, the Company's Impact Report provides context on the defined goals and approach, details on the initiatives underway to reach the target, and updates on the results of our efforts. The Company's Impact Report provides additional context surrounding each adopted target, including the Company's goal, approach, and challenges, as well as initiatives that the Company has implemented to reach the target.

The Company's publicly-available annual Impact Report already provides the information requested by the Proposal.

The Company recognizes that success in this space is not linear, but that accountability means sharing both the Company's achievements and its learnings from its setbacks. As a result, the Company proudly reports its progress towards achieving each of its adopted targets in its annual Impact Report (which is available on the Company's website), including areas where the Company has succeeded, areas where the Company has faced challenges, and the steps the Company has taken/is taking to drive further progress. The Impact Report also details the Company's approach to governance, oversight, and reporting, including the roles of management and the Board in setting goals, prioritizing issues, monitoring, and reporting progress and managing the risks and opportunities associated with the Company's Purpose.

In short, the Company's Impact Report is currently designed to provide stakeholders with the key information that the Proposal seeks and the Board of Directors does not believe that diverting Company time and resources to the preparation of a separate report that would merely provide shareholders with duplicative information is in the best interests of shareholders.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

2024 PROXY STATEMENT 66

PROPOSAL 8 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING A DIVISIVE PARTNERSHIPS CONGRUENCY REPORT

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. National Center for Public Policy Research, 2005 Massachusetts Ave. NW, Washington, DC 20036, a beneficial owner of at least $2,000 of Class B Stock, submitted the Proposal. The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE's response which follows the shareholder proposal.

Supporting Statement:

Nike is a leading athletic footwear and apparel company. That is its core business, and it owes a duty to shareholders to maximize the value of their investments by focusing on that core purpose and staying away from unrelated concerns, especially if they're partisan, extreme or otherwise fraught with easily avoidable risk.

Nike has partnerships with and contributes to many organizations that promote highly divisive agendas such as providing minors with secret-from-parents access to puberty blockers and gender transition surgeries, evangelizing radical gender ideology to minors, and lobbying to allow males to destroy girls' and women's chances to excel in their own sports and to violate their privacy and safety[1] in restrooms and locker rooms.

Proponents of radical gender ideology claim that children are sexually mature enough to make Iife-choices of permanent consequence, such as taking puberty blockers and undergoing gender transition surgeries. However, most people (and therefore most ultimate Nike investors – not the investment houses and proxy advisory services stealing their voices) don't.[2] This contentious and vast disagreement between radical gender ideologues and the public has nothing to do with Nike making and selling footwear and apparel. Yet, Nike has paid partnerships with the Human Rights Campaign[3] and the GenderCool Project[4] – organizations that promote these divisive practices.[5]

Nike also has partnerships with Athlete Ally[6] and The Out Foundation[7] – organizations that, along with HRC and GenderCool, lobby for males competing in girls' and women's sports[8] despite the fact that 70% of Americans oppose it.[9]

The burden of proof is on the Board to explain why these particularly divisive and unordinary uses of shareholder resources are deemed to be congruent with its fiduciary duty.

Recent events have made clear that shareholder value drops when companies engage in overtly divisive activism of this sort. Following Bud Light's embrace of such partisanship, its revenue fell $395 million in North America compared to a year prior.[10] Target's market cap fell over $15 billion amid backlash for similar actions.[11] Disney stock fell 44 percent in 2022 – its worst performance in nearly 50 years – for putting divisive agendas ahead of parental rights.[12] And more recently, Planet Fitness' valuation dropped by $400 million in just five days after the company banned a female member for expressing her discomfort with a male shaving next to her in the women's locker room.[13]

Considering that Nike gives shareholder assets to many organizations that advance the very agenda that caused Disney, Target, Bud Light and Planet Fitness valuations to plummet, such contributions pose a clear risk to Nike shareholders as well.

Resolved: Shareholders request that the Company prepare a report, at reasonable expense and excluding proprietary information, listing and analyzing voluntary partnerships and the congruency of those partners' agendas with the Company's fiduciary duty to shareholders.

[1] https://pjmedia.com/graysonbakich/2024/03/26/canadian-man-allegedly-attacks-10-year-old-girl-when-confronted-about-being-in-changing-room-n4927671; https://www.dailywire.com/news/loudoun-county-schools-tried-to-conceal-sexual-assault-against-daughter-in-bathroom-father-says
[2] https://thehill.com/blogs/blog-briefing-room/3991685-majority-of-americans-oppose-gender-affirming-care-for-minors-trans-women-participating- in-sports-poll/
[3] https://www.hrc.org/about/corporate-partners
[4] https://gendercool.org/partners-and-supporters/
[5] https://hrc-prod-requests.s3-us-west-2.amazonaws.com/files/documents/SupportingCaringforTransChildren.pdf; https://gendercool.org/todayshow
[6] https://www.athleteally.org/our-supporters/
[7] https://theoutfoundation.org/partners
[8] https://www.athleteally.org/about/; https://theoutfoundation.org/about; https://gendercool.org/playitout/; https://www.hrc.org/resources/get-the- facts-about-transgender-non-binary-athletes
[9] https://www.nbcnews.com/nbc-out/out-news/americans-oppose-inclusion-trans-athletes-sports-poll-finds-rcna88940
[10] https://www.cnn.com/2023/08/03/business/anheuser-busch-revenue-bud-light-intl-hnk/index.html;
[11] https://www.foxbusiness.com/media/target-market-cap-losses-hit-15-7-billion-share-near-52-week-low-amid-woke-backlash
[12] https://www.washingtonexaminer.com/policy/economy/disney-has-lost-50-billion-in-value-since-war-with-florida-began; https://www.hollywoodreporter.com/business/business-news/disney-stock-2022-1235289239/; https://markets.businessinsider.com/news/stocks/disney-stock-price-decline-bob-iger-pandemic-inflation-recession-streaming-2022-12
[13] https://www.dailymail.co.uk/news/article-13220723/Planet-Fitness-Value-Falls-Trans-row.html

67 NIKE, INC.

OPPOSITION STATEMENT
The Board of Directors recommends that shareholders vote AGAINST this proposal because:
•The Company’s current approach to partnering with third-party organizations, along with our existing disclosures, appropriately serves the best interests of our shareholders; and
•The Proposal would divert Company time and resources to the preparation of a report that would ultimately not provide additional value to the Company’s shareholders.

The Company's partnerships play a key role in advancing the best interests of the Company and its shareholders.

The Company believes that sport has the power to move the world forward, and that the Company has a role to play in creating greater access to sport for all. To that end, one of the Company's strategies is to grow its consumer base by inviting more people—including the next generation of athletes—into sport. This strategy serves as a foundation for driving long-term growth and value for the Company and our shareholders.

However, the Company cannot do it alone. Our partnerships with our employees, athletes, experts, and community organizations are critical in helping the Company achieve its vision for the future of sport—where everybody is invited to play. For example, through its partnerships, the Company is removing barriers to participation for kids—especially girls—and training coaches from diverse experiences and backgrounds to become game-changing mentors who encourage all kids to play.

The Company devotes considerable time and resources to making sure that its partnerships advance the Company's business goals, and has processes in place that are focused on evaluating and approving the Company's partnerships and policies. At the Board level, the Corporate Responsibility, Sustainability and Governance Committee is responsible for overseeing the Company's community and social impact efforts and other corporate purpose activities, including reviewing and providing guidance to management regarding the Company's significant purpose-related activities, policies, investments, and programs and its work with industry organizations and non-governmental organizations concerning corporate responsibility. This process helps ensure that the Company's partnerships continue to support its strategy of increasing accessibility, participation, and equality in sport, which in turn fuels long-term growth for our shareholders.

The Company already provides significant disclosure about the Company's partnerships and how they align with the Company's purpose and long-term value creation for shareholders.

We believe it is important not only to engage with organizations and issues that are important to our business and our shareholders, but to be transparent regarding that engagement. As a result, consistent with our Policy on Public Policy and Political Contributions, the Company annually reports its political contributions to political candidates, organizations, and ballot initiatives on its website. We also provide a list of significant governmental entities, NGOs and industry groups the Company is involved with in the resources section of the Company's Impact website.

The Company also reports its progress against its adopted purpose-related targets, including the impact of its partnerships, in its annual Impact Report. Therefore, in addition to being costly and time-consuming for the Company to prepare, the report that the Proposal requests would not provide meaningful additional information to the Company's shareholders.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

2024 PROXY STATEMENT 68

STOCK OWNERSHIP INFORMATION
STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT
The following table sets forth the number of shares of the classes of NIKE securities beneficially owned, as of June 28, 2024, after giving effect to any transactions that occurred on such date, by (1) each person known to the Company to be the beneficial owner of more than five percent of any class of the Company's securities, (2) each of the directors and nominees for director, (3) each executive officer listed in the Summary Compensation Table ("Named Executive Officers"), and (4) all directors, Named Executive Officers, and other executive officers as a group. Because Class A Stock is convertible into Class B Stock on a share-for-share basis, each beneficial owner of Class A Stock is deemed by the SEC to be a beneficial owner of the same number of shares of Class B Stock. Therefore, in indicating a person's beneficial ownership of shares of Class B Stock in the table, it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a beneficial owner. For these reasons the table contains substantial duplications in the numbers of shares and percentages of Class A and Class B Stock shown for Swoosh, LLC, Philip Knight, and the Travis A. Knight 2009 Irrevocable Trust II. In addition, unless otherwise indicated, all persons named below can be reached c/o Corporate Secretary, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453.

	TITLE OF CLASS	SHARES BENEFICIALLY OWNED(1)		PERCENT OF CLASS(2)
Cathleen Benko	Class B	12,923		—
Timothy Cook	Class B	50,424	(3)	—
John Donahoe II(4)	Class B	1,710,599	(3)(5)	0.1%
Thasunda Duckett	Class B	8,533		—
Mónica Gil	Class B	3,837		—
Alan Graf, Jr.	Class B	197,416		—
Maria Henry	Class B	3,711		—
Peter Henry	Class B	6,043		—
Travis Knight	Class B	6,528,884	(6)	0.5%
Mark Parker(4)	Class B	2,740,543	(3)(5)	0.2%
Michelle Peluso	Class B	27,758		—
John Rogers, Jr.	Class B	29,466		—
Robert Swan	Class B	22,526	(7)	—
Matthew Friend(4)	Class B	307,902	(3)	—
Heidi O'Neill(4)	Class B	333,049	(3)	—
Craig Williams(4)	Class B	237,289	(3)	—

69 NIKE, INC.

	TITLE OF CLASS		SHARES BENEFICIALLY OWNED(1)		PERCENT OF CLASS(2)
Sojitz Corporation of America	Preferred	(8)	300,000		100.0%
1211 S.W. 5th Ave, Pacwest Center, Ste. 2220, Portland, OR 97204
Philip Knight One Bowerman Drive, Beaverton, OR 97005	Class A		23,879,487	(9)	8.0%
	Class B		32,215,174	(10)	2.6%
Swoosh, LLC 22990 NW Bennett Street, Hillsboro, OR 97124	Class A		230,750,000	(11)	77.5%
	Class B		230,750,000		16.1%
Travis A. Knight 2009 Irrevocable Trust II 22990 NW Bennett Street, Hillsboro, OR 97124	Class A		34,781,369	(12)	11.7%
	Class B		34,781,369	(12)	2.8%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	Class B		109,539,710	(13)	9.0%	(13)
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	Class B		89,773,424	(14)	7.3%	(14)
All directors and executive officers as a group (18 persons)	Class B		12,638,763	(3)(5)	1.1%
(1)A person is considered to beneficially own any shares: (a) over which the person exercises sole or shared voting or investment power, or (b) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through conversion of securities or exercise of stock options). Unless otherwise indicated, voting and investment power relating to the above shares is exercised solely by the beneficial owner or shared by the owner and the owner's spouse or children.
(2)Omitted if less than 0.1 percent.
(3)These amounts include the right to acquire the following numbers of shares within 60 days after June 28, 2024 pursuant to the exercise of stock options: 1,520,503 shares for Mr. Donahoe, 1,600,433 shares for Mr. Parker, 292,324 shares for Mr. Friend, 260,048 shares for Ms. O'Neill, 160,393 shares for Mr. Williams, and 4,180,796 shares for the executive officer and director group.
(4)Named Executive Officer listed in the Summary Compensation Table.
(5)Includes shares held in accounts under the NIKE, Inc. 401(k) Savings and Profit Sharing Plan: 195 shares for Mr. Donahoe, 38,020 shares for Mr. Parker, and 53,122 shares for the executive officer and director group.
(6)Does not include 230,750,000 shares of Class A Stock that are owned by Swoosh, LLC. Mr. Travis Knight has disclaimed beneficial ownership of all such shares.
(7)Includes 1,580 shares held by the Swan Family Revocable Trust.
(8)Preferred Stock does not have general voting rights except as provided by law, and under certain circumstances as provided in the Company's Restated Articles of Incorporation, as amended.
(9)Does not include 521,792 shares of Class A Stock that are owned by Mr. Philip Knight's spouse. Mr. Philip Knight has disclaimed ownership of all such shares. Mr. Philip Knight holds the position Chairman Emeritus, and has a standing invitation to attend all meetings of the Board as a non-voting observer.
(10)Does not include 521,792 shares of Class A Stock that are owned by Mr. Philip Knight's spouse. Mr. Philip Knight has disclaimed ownership of all such shares.
(11)Information provided as of July 12, 2023 in the Form 4 filed by the shareholder.
(12)Includes 15,638,989 shares of Class A Stock held directly by the Travis A. Knight 2009 Irrevocable Trust II (the "Trust") and 19,142,380 shares of Class A Stock held by an indirect subsidiary of the Trust. Mr. Travis Knight and members of his immediate family are among the beneficiaries of the Trust. Mr. Travis Knight disclaims beneficial ownership of the Company's securities held directly and indirectly by the Trust, except to the extent of his pecuniary interest therein.
(13)Information provided as of December 29, 2023 in Schedule 13G filed by the shareholder.
(14)Information provided as of December 31, 2023 in Schedule 13G filed by the shareholder.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and holders of more than 10 percent of a registered class of the Company's equity securities, to file with the SEC reports regarding their ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, officers, and greater than 10 percent shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2024, we believe that all such reports that were required to be filed under Section 16(a) were timely filed, except that one report relating to a September 1, 2023 grant of stock options to Johanna Nielsen was filed late due to an administrative error.

2024 PROXY STATEMENT 70

ADDITIONAL INFORMATION
INSIDER TRADING ARRANGEMENTS AND POLICIES
We have adopted insider trading policies and procedures that govern the purchase, sale, and other disposition of our securities by our employees, directors, officers, and consultants. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our insider trading policies and procedures prohibit our employees, directors, officers, and consultants from trading in our securities while in possession of material non-public information, among other things. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy and our Blackout and Pre-clearance Policy, copies of which can be found as exhibits to our Annual Report on Form 10-K for the fiscal year ended May 31, 2024.
TRANSACTIONS WITH RELATED PERSONS
Philip Knight, the father of NIKE director Travis Knight, serves as Chairman Emeritus, which provides a standing invitation for Philip Knight to attend meetings of the Board and its committees as a non-voting observer. In fiscal 2024, as Chairman Emeritus, Mr. Knight received salary of $519,235 (reflecting 27 bi-weekly pay periods for fiscal 2024), and medical and dental insurance coverage generally available to employees.
John Donahoe II and the Company have entered into time sharing agreements under which Mr. Donahoe reimburses the Company for limited personal use of Company aircraft, which is intended to increase his security, availability, and productivity. In fiscal 2024, Mr. Donahoe reimbursed the Company approximately $316,000 under the time sharing agreements.
Mark Parker's son, Matthew Parker, was employed by the Company in fiscal 2024 in a non-executive role for which the Company paid Matthew Parker aggregate compensation of approximately $136,000. The compensation and benefits received by Matthew Parker were consistent with compensation and benefits paid to other employees holding similar positions.
The Company's written policy requires the Corporate Responsibility, Sustainability & Governance Committee to review any transaction or proposed transaction with a related person that would be required to be reported under Item 404(a) of Regulation S-K, and to determine whether to ratify or approve the transaction, with ratification or approval to occur only if the committee determines that the transaction is fair to the Company or that approval or ratification of the transaction is in the interest of the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee of the Board during fiscal 2024 were Timothy Cook, Cathleen Benko, and Mónica Gil. The committee is composed solely of independent, non-employee directors. No member of the Compensation Committee has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee of the Company during fiscal 2024.
OTHER MATTERS AT THE MEETING
As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.

71 NIKE, INC.

GENERAL INFORMATION
Why am I receiving these proxy materials?
You are receiving the enclosed proxy materials in connection with the solicitation of proxies by the Board of NIKE for use at the Annual Meeting. As a shareholder of record as of the close of business on July 10, 2024, which is the record date fixed by the Board, you are invited to attend the virtual Annual Meeting and are urged to vote your shares on the proposals described in this proxy statement.
How are the proxy materials being distributed?
This proxy statement is first being made available to shareholders on or about July 31, 2024. We are furnishing proxy materials to our shareholders primarily via the Internet, by mailing a Notice Regarding the Availability of Proxy Materials, or "Notice", instead of mailing printed copies of those materials to each shareholder. The Notice directs shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to these materials electronically unless you elect otherwise.
What is included in the proxy materials?
Our proxy materials include our Notice, our proxy statement, and our Annual Report on Form 10-K for the year ended May 31, 2024. Our Notice directs shareholders to a website where they can access our proxy materials.
Why is the Company holding a virtual Annual Meeting?
While we initially pivoted to a virtual meeting format due to public health concerns, we are continuing to use this format because, based on the success of our last three annual meetings, we believe that it provides greater accessibility, encourages broader shareholder participation, and helps reduce costs, while still allowing us to provide shareholders the same rights and opportunities to participate as an in-person meeting.
How can I attend and participate in the virtual Annual Meeting?
Holders of record of our Class A Stock and Class B Stock at the close of business on July 10, 2024 may attend the Annual Meeting, vote, and submit questions in advance of and during the meeting.
To attend, vote at, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/NKE2024 and enter the 16-digit control number included in your Notice, voting instructions form, or proxy card.
Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system.
How can I ask questions at the Annual Meeting?
We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate in our virtual Annual Meeting as they would at an in-person meeting. Shareholders of record at the close of business on July 10, 2024 may submit questions in advance of and during the Annual Meeting.
•To submit questions in advance of the Annual Meeting: Visit www.proxyvote.com and enter your 16-digit control number included in your Notice, voting instructions form, or proxy card. Questions submitted in advance must be submitted before 11:59 P.M. Eastern Time on September 9, 2024.
•To submit questions during the Annual Meeting: Visit www.virtualshareholdermeeting.com/NKE2024 and enter the 16-digit control number included in your Notice, voting instructions form, or proxy card.
What will I be voting on at the Annual Meeting?
You will be voting:
•To elect the 12 director nominees identified in this Proxy Statement. The holders of NIKE's Class A Stock will vote to elect nine of the director nominees identified in this Proxy Statement, and the holders of NIKE's Class B Stock will vote to elect the remaining three director nominees identified in this Proxy Statement;
•To approve executive compensation by an advisory vote;
•To ratify the appointment of PwC as our independent registered public accounting firm;

2024 PROXY STATEMENT 72

•To consider a shareholder proposal regarding supplemental pay equity disclosure, if properly presented at the meeting;
•To consider a shareholder proposal regarding a supply chain management report, if properly presented at the meeting;
•To consider a shareholder proposal regarding worker-driven social responsibility, if properly presented at the meeting;
•To consider a shareholder proposal regarding environmental targets, if properly presented at the meeting;
•To consider a shareholder proposal regarding a divisive partnerships congruency report, if properly presented at the meeting; and
•To transact such other business as may properly come before our Annual Meeting.
How does the Board recommend that I vote on these proposals?
Our Board recommends:
•For the holders of NIKE's Class A Stock, a vote FOR the election of each of Mr. Timothy Cook, Mr. John Donahoe II, Ms. Thasunda Duckett, Ms. Mónica Gil, Ms. Maria Henry, Mr. Peter Henry, Mr. Travis Knight, Mr. Mark Parker, and Ms. Michelle Peluso to serve as directors until the next annual meeting;
•For the holders of NIKE's Class B Stock, a vote FOR the election of each of Ms. Cathleen Benko, Mr. John Rogers, Jr., and Mr. Robert Swan, to serve as directors until the next annual meeting;
•For all shareholders, a vote FOR the advisory resolution approving the compensation of our Named Executive Officers as described in this proxy statement;
•For all shareholders, a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm;
•For all shareholders, a vote AGAINST the shareholder proposal regarding supplemental pay equity disclosure;
•For all shareholders, a vote AGAINST the shareholder proposal regarding a supply chain management report;
•For all shareholders, a vote AGAINST the shareholder proposal regarding worker-driven social responsibility;
•For all shareholders, a vote AGAINST the shareholder proposal regarding environmental targets; and
•For all shareholders, a vote AGAINST the shareholder proposal regarding a divisive partnerships congruency report;
How do I vote my shares?
You may vote by proxy or at the Annual Meeting. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy before the Annual Meeting using one of the following methods: (1) vote via the internet at the website address listed on the Notice; (2) vote by telephone; or (3) complete, sign, date, and return your proxy card or voting instruction form in the postage-paid envelope we have provided. If you received only the Notice, you may vote your shares at the website address listed on the Notice or by telephone. If you plan to vote during the Annual Meeting rather than in advance, you may do so by entering the 16-digit control number included in your Notice, voting instructions form, or proxy card. Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy prior to the meeting. You can always change your vote, as described in more detail under "Can I change my vote or revoke my proxy?"
What is the difference between holding shares as a shareholder of record and as a beneficial owner or street name holder?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the "shareholder of record" with respect to those shares and we have sent the Notice (or if you received printed proxy materials, the Notice, proxy statement, and proxy card) directly to you. You may submit a proxy and vote those shares in the manner described in this proxy statement and the Notice.
If your shares are held in a stock brokerage account or by a bank, broker or other holder of record, you are considered the "beneficial owner" of shares held in street name. The Notice, voting instructions form, and/or proxy card have been forwarded to you by your broker, bank, or other holder of record who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.
What does it mean if I receive more than one proxy card or Notice?
If you receive more than one proxy card or Notice, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, please follow the instructions included on each Notice you receive or, if you received printed proxy materials by mail, complete, sign, and return each proxy card you receive.

73 NIKE, INC.

How many shares may be voted at the Annual Meeting?
On the close of business on July 10, 2024, 297,897,252 shares of Class A Stock and 1,201,461,692 shares of Class B Stock were issued and outstanding and entitled to vote at the meeting.
What constitutes a quorum?
For Proposal 1, the election of directors, a majority of the votes entitled to be cast by each of the Class A Stock and Class B Stock separately constitutes a quorum of Class A Stock and Class B Stock, respectively. For Proposals 2, 3, 4, 5, 6, 7, and 8, a majority of the votes entitled to be cast by both of the Class A Stock and Class B Stock together constitutes a quorum
Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the shareholder's behalf.
How are votes calculated?
Each share of Class A Stock and each share of Class B Stock is entitled to one vote. The holders of our Common Stock will vote together on all matters at the Annual Meeting except for the election of directors, for which the holders of Class A Stock and holders of Class B Stock will vote separately. For more information regarding our Class A Stock and Class B Stock, see the section above titled "Corporate Governance—Capital Structure".
How many votes are required to approve each proposal and how are votes counted?

	How many votes are required for approval?	How are director withhold votes treated?	How are abstentions treated?	How are broker non-votes handled?	How will signed proxies that do not specify voting preferences be treated?
Proposal 1—Elect the director nominees	For the directors elected by holders of Class A Stock: a plurality of votes of the holders of Class A Stock cast, subject to our director resignation policy if a director receives less than majority support

For the directors elected by holders of Class B Stock: a plurality of votes of the holders of Class B Stock cast, subject to our director resignation policy if a director receives less than majority support
		Withhold votes will not be counted as votes cast for purposes of the plurality voting standard, but will be considered in determining whether our director resignation policy applies to a director	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "FOR" the election of each of the named nominees for director
Proposal 2—Advisory vote to approve executive compensation	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "FOR" the proposal regarding an advisory vote to approve executive compensation
Proposal 3— Ratify selection of PwC as our independent registered public accounting firm	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Banks, brokers and other holders of record may exercise discretion and vote on this matter and these will be counted as votes cast	Shares will be voted "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm
Proposal 4— Consider a shareholder proposal regarding supplemental pay equity disclosure	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "AGAINST" the shareholder proposal regarding supplemental pay equity disclosure

2024 PROXY STATEMENT 74

Proposal 5— Consider a shareholder proposal regarding a supply chain management report	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "AGAINST" the shareholder proposal regarding supplemental pay equity disclosure
Proposal 6— Consider a shareholder proposal regarding worker-driven social responsibility	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "AGAINST" the shareholder proposal regarding supplemental pay equity disclosure
Proposal 7— Consider a shareholder proposal regarding environmental targets	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "AGAINST" the shareholder proposal regarding supplemental pay equity disclosure
Proposal 8— Consider a shareholder proposal regarding a divisive partnerships congruency report	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "AGAINST" the shareholder proposal regarding a supply chain management report
What happens if a director fails to receive the support of a majority of votes cast?
The Bylaws and the Corporate Governance Guidelines of the Company provide that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from their election than votes "for" such election shall tender their resignation for consideration by the Corporate Responsibility, Sustainability & Governance Committee. The committee will then recommend to the Board the action to be taken with respect to the resignation, and the Board will publicly disclose its decision with respect to such resignation within 90 days after the certification of the election results.
Can I change my vote or revoke my proxy?
You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by voting your shares online during the Annual Meeting or by delivering to the Corporate Secretary of NIKE, Inc. at One Bowerman Drive, Beaverton, Oregon 97005-6453 either written notice of your revocation or an executed proxy bearing a later date.
How are proxies being solicited?
In addition to soliciting proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to the beneficial owners of shares held in their names. We may retain Georgeson, Inc. to solicit proxies at a cost we anticipate will not exceed $17,500. The Company will bear the cost of soliciting proxies.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting.
How can I submit a proposal for next year's annual meeting?
A shareholder proposal (other than a proxy access nomination) intended for inclusion in the Company's proxy statement and form of proxy for the 2025 annual meeting of shareholders must be received by the Corporate Secretary of NIKE, Inc. at shareholder.proposals@Nike.com on or before April 2, 2025. Rules under the Exchange Act describe standards as to the submission of shareholder proposals. A shareholder proxy access nomination intended for inclusion in the Company's proxy statement and form of proxy for the 2025 annual meeting of shareholders must be received, along with the other information required by the Company's Bylaws, by the Corporate Secretary of NIKE, Inc. at One Bowerman Drive, Beaverton, Oregon 97005-6453, no earlier than March 3, 2024 and no later than April 2, 2025.

75 NIKE, INC.

In addition, the Company's Bylaws require that any shareholder wishing to make a nomination for director or introduce a proposal or other business at a shareholder meeting must give the Company at least 60 days' advance written notice (which for the 2024 annual meeting of shareholders was July 12, 2024) and that notice must meet certain other requirements described in the Bylaws.
In addition to satisfying the foregoing requirements under the Company's Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees for the 2025 annual meeting of shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 12, 2025. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under the Company's Bylaws.

For the Board of Directors,
Mary Hunter
Vice President, Corporate Secretary

2024 PROXY STATEMENT 76

ANNUAL
MEETING
AND
PROXY STATEMENT
September 10, 2024

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope, or vote online or by telephone following the instructions on the proxy card.

77 NIKE, INC.

NIKE, INC.
ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 9, 2024 for shares held directly and by 11:59 p.m. Eastern Time on September 5, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NKE2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 9, 2024 for shares held directly and by 11:59 p.m. Eastern Time on September 5, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54575-P15911 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NIKE, INC.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, a vote FOR Proposals 2 and 3, and a vote AGAINST Proposals 4, 5, 6, 7 and 8.

1. Class A director nominees: To elect a Board of Directors for the ensuing year.

Nominee	For	Withhold
1a. Timothy Cook	☐	☐
1b. John Donahoe II	☐	☐
1c. Thasunda Duckett	☐	☐
1d. Mónica Gil	☐	☐
1e. Maria Henry	☐	☐
1f. Peter Henry	☐	☐
1g. Travis Knight	☐	☐
1h. Mark Parker	☐	☐
1i. Michelle Peluso	☐	☐

Proposal	For	Against	Abstain
2. To approve executive compensation by an advisory vote.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐
4. To consider a shareholder proposal regarding Supplemental Pay Equity Disclosure, if properly presented at the meeting.	☐	☐	☐
5. To consider a shareholder proposal regarding a Supply Chain Management Report, if properly presented at the meeting.	☐	☐	☐
6. To consider a shareholder proposal regarding Worker-Driven Social Responsibility, if properly presented at the meeting.	☐	☐	☐
7. To consider a shareholder proposal regarding Environmental Targets, if properly presented at the meeting.	☐	☐	☐
8. To consider a shareholder proposal regarding a Divisive Partnerships Congruency Report, if properly presented at the meeting.	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V54576-P15911

Proxy - NIKE, INC.

CLASS A COMMON STOCK PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 10, 2024

The undersigned hereby appoints Mark Parker, Travis Knight, and Michelle Peluso, and each of them, proxies with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned, all shares of Class A Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of NIKE, Inc. on September 10, 2024 at 9:00 A.M. Pacific Time, and any adjournments thereof, with all powers that the undersigned would possess if personally present. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4, 5, 6, 7 AND 8. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR PROPERLY VOTE BY PHONE OR INTERNET.

Continued and to be signed on reverse side

NIKE, INC.
ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 9, 2024 for shares held directly and by 11:59 p.m. Eastern Time on September 5, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NKE2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 9, 2024 for shares held directly and by 11:59 p.m. Eastern Time on September 5, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54577-P15911

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NIKE, INC.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, a vote FOR Proposals 2 and 3, and a vote AGAINST Proposals 4, 5, 6, 7 and 8.

1. Class B director nominees: To elect a Board of Directors for the ensuing year.

	For	Withhold
1a. Cathleen Benko	☐	☐
1b. John Rogers, Jr.	☐	☐
1c. Robert Swan	☐	☐

	For	Against	Abstain
2. To approve executive compensation by an advisory vote.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐
4. To consider a shareholder proposal regarding Supplemental Pay Equity Disclosure, if properly presented at the meeting.	☐	☐	☐
5. To consider a shareholder proposal regarding a Supply Chain Management Report, if properly presented at the meeting.	☐	☐	☐
6. To consider a shareholder proposal regarding Worker-Driven Social Responsibility, if properly presented at the meeting.	☐	☐	☐
7. To consider a shareholder proposal regarding Environmental Targets, if properly presented at the meeting.	☐	☐	☐
8. To consider a shareholder proposal regarding a Divisive Partnerships Congruency Report, if properly presented at the meeting.	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V54578-P15911

Proxy - NIKE, INC.

CLASS B COMMON STOCK PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 10, 2024

The undersigned hereby appoints Mark Parker, Travis Knight, and Michelle Peluso, and each of them, proxies with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned, all shares of Class B Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of NIKE, Inc. on September 10, 2024 at 9:00 A.M. Pacific Time, and any adjournments thereof, with all powers that the undersigned would possess if personally present. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4, 5, 6, 7 and 8. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR PROPERLY VOTE BY PHONE OR INTERNET.

Continued and to be signed on reverse side